SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

The ADT Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The ADT Corporation 1501 Yamato Road Boca Raton, Florida 33431

January 23, 2015

Dear ADT Stockholder:

You are cordially invited to attend The ADT Corporation 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 8:30 a.m. Eastern Time, on Tuesday, March 17, 2015 at the Embassy Suites Boca Raton, 661 NW 53rd Street, Boca Raton, Florida. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provides information required by applicable laws and regulations.

In accordance with U.S. Securities and Exchange Commission rules, we are sending stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and voting via the Internet. This Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner (because your shares are held in a stock brokerage account or by a bank or other nominee), and whether or not you plan to attend the Annual Meeting. If you are a registered owner of ADT common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. If you are a beneficial owner, the registered owner will communicate with you about how to vote your shares.

Thank you for your continued interest in ADT.

Yours sincerely,

Bruce Gordon

Chairman of the Board of Directors

The ADT Corporation

Notice of 2015 Annual Meeting of Stockholders

When:	Tuesday, March 17, 2015 at 8:30 a.m. Eastern Time

Where:	Embassy Suites Boca Raton, 661 NW 53rd Street, Boca Raton, Florida 33487

Who Can Vote:	Stockholders of ADT common stock at the close of business on January 20, 2015.

Date of Mailing or Availability Date:	Beginning on or about January 23, 2015, this Notice of Annual Meeting and the 2015 Proxy Statement are being mailed or made available, as the case may be, to stockholders of record on January 20, 2015.

Items of Business:

• To elect the members of our Board of Directors, each as named in the 2015 Proxy Statement.

•  To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for fiscal year 2015.

•  To approve, in a non-binding vote, the compensation of the Company’s named executive officers.

•  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Proxy Voting:	Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. Stockholders who do not receive paper copies of our proxy materials can vote their shares by following the voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by proxy by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. If you sign the proxy card and do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Beneficial owners who received or requested a paper copy of the proxy materials may submit voting instructions by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on page 2 of the 2015 Proxy Statement and on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 17, 2015. The Company’s 2015 Proxy Statement and 2014 Annual Report are available online at www.proxyvote.com.

By Order of the Board of Directors,

N. David Bleisch

Senior Vice President, Chief Legal Officer and Corporate Secretary

January 23, 2015

The ADT Corporation

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Questions and Answers about Voting Your Shares

Why did I receive these proxy materials?

The ADT Corporation (“ADT” or the “Company”) has sent a Notice of Internet Availability of Proxy Materials and/or Notice of Annual Meeting and Proxy Statement, together with a proxy card, because ADT’s Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders scheduled to be held on March 17, 2015 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and important information about ADT. ADT’s 2014 Annual Report on Form 10-K, which includes ADT’s consolidated and combined financial statements for the fiscal year ended September 26, 2014 (the “Annual Report”), is enclosed with these materials. ADT has made these materials available to each person who is registered as a holder of its shares in its register of stockholders (such owners are often referred to as “holders of record” or “registered stockholders”) as of the close of business on January 20, 2015, the record date for the Annual Meeting. Any ADT stockholder as of the record date who does not receive a paper copy of the Notice of the Annual Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction form and the Annual Report, may obtain a copy at the Annual Meeting or by contacting ADT at (561) 322-4958 or investorrelations@adt.com.

ADT has requested those banks, brokerage firms and other nominees who hold ADT shares on behalf of the owners of the shares (such owners are often referred to as “beneficial owners,” “beneficial stockholders” or “street name holders”) as of the close of business on January 20, 2015 forward these materials, together with a voting instruction form, to those beneficial stockholders. ADT has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our stockholders’ receipt of proxy materials, lower our costs in connection with our Annual Meeting and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about January 23, 2015 to stockholders of record entitled to vote at the Annual Meeting. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice, to download printable versions of the proxy materials from our website or to request and receive a paper or email copy of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice. If you receive paper copies of the proxy materials, a proxy card will also be enclosed.

Who is entitled to vote?

January 20, 2015 is the record date for the Annual Meeting. On January 20, 2015, there were 171,152,219 shares outstanding and entitled to vote at the Annual Meeting. Stockholders registered in our share register at the close of business on January 20, 2015 are entitled to vote at the Annual Meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights in our share register operated by our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record and the Notice or, if requested, paper or emails copies of these proxy materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company officers named in the proxy card, or to grant a written proxy to any person (who does not need to be a stockholder), or to vote in person at the Annual Meeting. If you have received paper copies of the proxy materials, we have enclosed a proxy card for you to use in which you can elect to appoint Company officers as proxies.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice or, if requested, paper copies of these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have

The ADT Corporation	2015 Proxy Statement 1

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING—CONTINUED

the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual Meeting.

However, since you are not the stockholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the headings “How do I attend the Annual Meeting?” and “How do I vote?” If you have received paper copies of the proxy materials, your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How do I vote?

You can vote in the following ways:

•

By Mail: If you are a holder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

•

By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card, voting instruction form or in the Notice previously sent to you. You can vote using a touchtone telephone by calling 1-800-690-6903.

•

At the Annual Meeting: If you are a holder of record planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. Stockholders who own their shares in street name are not able to vote at the Annual Meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee, the holder of record of their shares.

Even if you plan to be present at the Annual Meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy or vote by phone or the Internet. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 16, 2015. Proxy cards mailed by holders of record must be received no later than March 16, 2015 in order to be counted in the vote.

How do I vote by proxy given to a Company officer if I am a holder of record?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and submit it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed.

If other matters are properly presented at the Annual Meeting and any adjournment or postponement thereof for consideration and you are a holder of record and have submitted a proxy, the persons named as proxies will have the discretion to vote on those matters for you.

At the time we began printing this Proxy Statement, we knew of no matters intended to be raised at the Annual Meeting other than those described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy. Returning the proxy card or submitting your vote electronically will not affect your right to attend the Annual Meeting.

How do I attend the Annual Meeting?

All stockholders as of January 20, 2015 are invited to attend and vote at the Annual Meeting. For admission to the Annual Meeting, if you are a stockholder of record, you should bring the admission ticket which is part of the proxy card and a form of photo identification to the Registered Stockholders check-in area, where your ownership will be verified. Those who beneficially own shares should come to the Beneficial Owners check-in area. To be admitted, if you are a beneficial owner, you must bring an account statement or letter from your bank, broker or nominee showing that you own ADT shares as of January 20, 2015 along with a form of photo identification. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 8:30 a.m.

What if I return my proxy card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated. If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted: “FOR” the election of all nominees to the Board of Directors named on the proxy card; “FOR” the ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for fiscal year 2015 and “FOR” the approval, in a non-binding vote, of the compensation of ADT’s named executive officers.

If other matters are properly presented at the Annual Meeting and any adjournment or postponement thereof for consideration and you are a holder of record and have submitted a proxy, the persons named as proxies will have the discretion to vote on those matters for you.

May I change or revoke my vote after I submit my vote via telephone or the Internet, or return my proxy or voting instruction form?

You may change your vote by:

•

If you are a holder of record, by notifying our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy or, if you beneficially own your shares, following the instructions on the voting instruction form, each provided that such notice is received no later than March 16, 2015;

•	Submitting another proxy card (or voting instruction form if you beneficially own your shares) with a later date that is received not later than March 16, 2015;

•	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Annual Meeting; or

•

If you voted by telephone or the Internet, submitting subsequent voting instructions through the telephone or Internet before the closing of those voting facilities at 11:59 p.m., Eastern Time on March 16, 2015.

2	The ADT Corporation	2015 Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING—CONTINUED

What does it mean if I receive more than one proxy or voting instruction form?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of ADT’s shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. ADT will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who wish to receive a separate printed copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to ADT by telephone at (561) 322-4958, by email to investorrelations@adt.com or by submitting a written request to our Corporate Secretary at The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

What proposals are being presented at the Annual Meeting?

ADT intends to present proposals numbered 1 through 3 for stockholder consideration and voting at the Annual Meeting. These proposals are for:

1.	Election of the nominees to the Board of Directors, each as named in this Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP as ADT’s Independent Registered Public Accounting Firm for fiscal year 2015.

3.	Approval, in a non-binding vote, of the compensation of the Company’s named executive officers.

Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, ADT does not know of any other business or proposals to be raised at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the named proxies the authority to vote on the matter in their discretion, and such named proxies will vote in accordance with the recommendations of the Board of Directors.

How does a stockholder submit a proposal for the 2016 Annual Meeting?

Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a stockholder proposal to be included in a public company’s proxy materials. Under the rule, if a stockholder wants to include a proposal in ADT’s proxy materials for its 2016 Annual Meeting, the proposal must be received by ADT at its principal executive offices on or before September 25, 2015 (120 calendar days before the date of this Proxy Statement’s release to stockholders) and comply with specified eligibility requirements and procedures in Exchange Act Rule 14a-8. An ADT stockholder who wants to present a matter for action at the 2016 Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8 (i.e., is not requesting that the proposal be included in ADT’s proxy materials), must deliver to the Corporate Secretary of ADT, at its principal executive offices, on or after November 18, 2015 and no later than December 18, 2015 (not less than 90 nor more than 120 days prior to the one-year anniversary of the Annual Meeting), a written notice to that effect; provided, however, in the event that the date of the 2016 Annual Meeting is convened more than 30 days prior to or delayed by more than 70 days after the anniversary date of the 2015 Annual Meeting, such notice must be received no earlier than 120 calendar days prior to the 2016 Annual Meeting and not later than the later of the 90th day before the 2016 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2016 Annual Meeting is first made.

In either case, as well as for stockholder nominations for directors, the stockholder must also comply with the requirements in the Company’s By-laws with respect to a stockholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from our Corporate Secretary.)

Can a stockholder nominate director candidates?

The Company’s By-laws permit stockholders to nominate directors at the Annual Meeting. To make a director nomination at the 2016 Annual Meeting, you must submit a notice with the name of the candidate on or after November 18, 2015 and no later than December 18, 2015 (not less than 90 nor more than 120 days prior to the one-year anniversary of the Annual Meeting) to the Corporate Secretary of ADT, at its principal executive offices. The nomination and notice must meet all other qualifications and requirements of the Company’s Board Governance Principles, By-laws and Regulation 14A of the Exchange Act. The Nominating and Governance Committee of the Board of Directors evaluates all director nominee candidates in the same manner, regardless of the source of the recommendation. These standards are discussed in further detail below at page 13 under “Corporate Governance of the Company-Director Nomination Process.” (You can request a copy of the nomination requirements from our Corporate Secretary.)

What constitutes a quorum?

In order to conduct business at the Annual Meeting, it is necessary to have a quorum. The holders of record of a majority of the voting power of the issued and outstanding shares of common stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

How many votes are required to approve each item?

Election of each director nominee requires the affirmative vote of a majority of the votes cast with respect to the director at the Annual Meeting for the election of directors, provided that in a “contested election” of directors (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee), directors shall be elected by the vote of a plurality of the votes cast. Proposals No. 2 and 3 require the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter. Proposals No. 2 and 3 are advisory in nature and are non-binding.

The ADT Corporation	2015 Proxy Statement 3

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING—CONTINUED

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda proposal because the broker does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. Under the current New York Stock Exchange (“NYSE”) rules, although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your uninstructed shares on “non-routine” matters. We believe the following proposals will be considered “non-routine” under the NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate voting instructions from you: Proposal No. 1 (Election of Directors) and Proposal No. 3 (Non-Binding Advisory Vote on Compensation of the Named Executive Officers). Broker non-votes will have no effect on the outcomes of Proposal No. 1 or Proposal No. 3.

Shares owned by stockholders electing to abstain from voting and broker non-votes will be regarded as present at the meeting for purposes of determining whether a quorum is present. Votes cast shall exclude abstentions and therefore abstentions will have no effect on Proposal No. 1, but abstentions will have the effect of an “AGAINST” vote on Proposal No. 2 (Ratification of the appointment of Deloitte & Touche LLP as ADT’s Independent Registered Public Accounting Firm for fiscal year 2015) and Proposal No. 3 (Non- Binding Advisory Vote on Compensation of the Named Executive Officers).

What happens if a nominee for director declines or is unable to accept election?

As of the mailing of this Proxy Statement, our Board of Directors does not know of any reason why any director nominee would be unable to serve as a director.

If any nominee is unable to serve, the Board can either nominate a different individual or reduce the size of the Board. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any other business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion and such proxy holders will vote in accordance with the recommendations of the Board of Directors.

Who will count the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) will act as the inspector of elections and will tabulate the votes.

Costs of Solicitation

The costs of solicitation of proxies will be paid by ADT. ADT has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual Meeting for an approximate fee of $10,000, plus reasonable out-of-pocket expenses. In addition to the use of the mails, certain directors, officers or employees of ADT may solicit proxies by telephone, electronic communication or personal contact. Upon request, ADT will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

Returning Your Proxy or Voting Instruction Form

ADT stockholders of record who have received paper copies of the proxy materials should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the Annual Meeting, the proxy card must be completed in accordance with the instructions on it and received at the address set forth below by the times (being local times) and dates specified therein:

Vote Processing c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

If your shares are held in street name and you have received paper copies of the proxy materials, you should return your voting instruction form in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds shares of ADT common stock on your behalf.

4	The ADT Corporation	2015 Proxy Statement

CORPORATE GOVERNANCE OF THE COMPANY

CORPORATE GOVERNANCE OF THE COMPANY

Overview

ADT’s Board of Directors is responsible for directing, and providing oversight of, the management of ADT’s business in the best interests of the stockholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board of Directors selects and monitors top management, provides oversight for financial reporting and legal compliance, determines ADT’s governance principles and implements its governance policies. The Board of Directors, together with management, is responsible for establishing the firm’s operating values and code of conduct and for setting strategic direction and priorities.

ADT believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the Company, and governance at ADT is intended to optimize both. ADT also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining directors and officers of proven leadership and personal integrity. To further these goals, the Board of Directors has adopted the ADT Board Governance Principles. The Board of Directors intends that these principles serve as a flexible framework within which the Board of Directors may conduct its business, and not as a set of binding legal obligations. The ADT Board Governance Principles are posted on our website at http://investors.adt.com. We will also provide a copy of the ADT Board Governance Principles to stockholders upon written request to our Corporate Secretary at The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

Board of Directors

The business of the Company is managed under the direction of its Board of Directors. The Board of Directors delegates its authority to management for managing the everyday affairs of the Company. The Board of Directors requires that senior management review major actions and initiatives with the Board prior to implementation.

Mission of the Board of Directors: What the Board Intends to Accomplish

The mission of the Board of Directors is to promote the long-term value and health of the Company in the interests of the stockholders, its employees and its other stakeholders and set an ethical “tone at the top.” To this end, the Board of Directors provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Governance Principles: How the Board Oversees the Company

1.	Active Board: The directors are well informed about the Company and vigorous in their oversight of management.

2.	Company Leadership: The directors, together with management, set ADT’s strategic direction, review financial objectives, and establish a high ethical tone for the management and leadership of the Company.

3.	Compliance with Laws and Ethics: The directors ensure that procedures and practices are in place and designed to prevent and identify illegal or unethical conduct and to permit appropriate and timely redress should such conduct occur.

4.	Inform and Listen to Investors and Regulators: The directors take steps to see that management discloses appropriate information fairly, fully, timely, and accurately to investors and regulators, and that the Company maintains a two-way communication channel with its investors and regulators.

5.	Continuous Improvement: The directors remain abreast of new developments in corporate governance, and they implement new procedures and practices as they deem appropriate.

Board Responsibilities

The Board of Directors is responsible for:

•	Reviewing and approving management’s strategic and business plans.

•	Reviewing and approving financial plans, objectives, and actions including significant capital allocations and expenditures.

•	Monitoring management execution of corporate plans and objectives.

•	Advising management on significant decisions and reviewing and approving major transactions.

•	Recommending director candidates for election by stockholders.

•	Appraising the Company’s major risks and overseeing that appropriate risk management and control procedures are in place.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

•

Selecting, monitoring, evaluating, compensating, and if necessary replacing the Chief Executive Officer and other senior executives, and seeing that management development and succession plans are maintained for these executive positions.

•	Determining the Chief Executive Officer’s compensation, and approving senior executives’ compensation, based on performance in meeting pre-determined standards and objectives.

•	Determining that procedures are in place and designed to promote compliance with laws and regulations and setting an ethical “tone at the top.”

•	Determining that procedures are in place designed to promote integrity and candor in the audit of the Company’s financial statements and operations, and in all financial reporting and disclosure.

•	Designing and assessing the effectiveness of its own governance practices and procedures.

•	Periodically monitoring and reviewing stockholder communications sent to the Company.

Board Leadership Structure

The Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and Chief Executive Officer, as it believes it is in the best interests of the Company to make that determination based on the direction of the Company and the membership of the Board at a given time. The Company has had an independent Chairman since its separation from Tyco International Ltd. (“Tyco”), the Company’s former parent company, in September 2012, and the Board of Directors believes that having separate Chairman and Chief Executive Officer positions, and having an independent director serve as Chairman, continues to be the appropriate leadership structure for the Company at this time. The Board of Directors believes that the current leadership structure enables the Chief Executive Officer to focus on the operations of the Company’s business, while the independent Chairman focuses on leading the Board in its responsibilities and helping the Board ensure that management is acting in the best interests of the Company and its stockholders.

Board Risk Management

Risk is an inherent part of ADT’s business activities and risk management is critical to the Company’s innovation and success. The Company’s compensation programs are designed to motivate employees to take appropriate levels of risks that are aligned with the Company’s strategic goals, without encouraging or rewarding excessive risk. The Board of Directors is responsible for evaluating the Company’s major risks and for determining that appropriate risk management and control procedures are in place and that senior executives take the appropriate steps to manage all major risks.

As part of its enterprise risk management (“ERM”) program, the Company conducts an annual risk assessment survey covering risks, among others, in finance, operations, strategy, compliance, information technology, human resources, environment, health, safety and welfare, brand reputation, innovation, litigation, risk management, public affairs and competition. The Board of Directors has delegated responsibility for the oversight of the ERM program to its Nominating and Governance Committee. The Company formed the Enterprise Risk Management Council (the “ERMC”), which is chaired by the Chief Legal Officer, and consists of other senior executives from Risk Management, Internal Audit, IT, Corporate Development, Operations, Finance, Innovation and Technology, EH&S and Marketing. The ERMC meets periodically to (i) review the results of the annual risk assessment survey and to identify the top enterprise risks, (ii) determine specified risk owners, (iii) monitor the implementation of mitigation plans, and (iv) update and obtain direction from the Nominating and Governance Committee on a regular basis.

Throughout the year, the Board of Directors dedicates a portion of their meetings to review and discuss specific risks and mitigation processes in greater detail. Oversight of certain specific risks is delegated to the following committees of the Board of Directors:

Audit Committee—oversees risks relating to the Company’s major financial risk exposures including financial statements and financial reporting and controls, internal controls, cybersecurity risk oversight and legal, regulatory and compliance risks, and steps taken by management to monitor and control such exposures.

Compensation Committee—oversees risks arising from the Company’s compensation policies and programs for all employees and the non-management directors.

Nominating and Governance Committee—oversees risks related to the Company’s governance structure and process as well as oversee the ERMC as described above.

Board Capacities

The Board of Directors as a whole is constituted to be strong in its collective knowledge and diversity of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, and global markets.

The culture of the Board of Directors is such that the Board can operate swiftly and effectively in making key decisions when facing major challenges. Board meetings are conducted in an environment of trust, open dialogue, mutual respect, and constructive commentary that are akin to those of a high-performance team.

The Board of Directors is informed, proactive, and vigilant in its oversight of the Company and protection of stockholder assets.

6	The ADT Corporation	2015 Proxy Statement

CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Director Independence

To maintain its objective oversight of management, the Board of Directors consists currently of all independent directors, with the exception of Mr. Gursahaney, the current Chief Executive Officer. The Board of Directors has adopted categorical standards designed to assist it in assessing director independence (the “Independence Standards”). The Independence Standards are included in our Board Governance Principles which can be found on our website at http://investors.adt.com. The Independence Standards have been designed to comply with the standards required by the NYSE. In addition, committee members are subject to any additional independence requirements that may be required by law, regulation or NYSE listing standards.

Based on an annual evaluation performed by, and recommendations made by, the Nominating and Governance Committee, our Board of Directors annually determines the independence of each director. Under our Board Governance Principles and NYSE listing standards, a director is not independent unless the Board of Directors makes an affirmative determination that such director has no material relationships with the Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company).

Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

Our Board of Directors has affirmatively determined that each of Mr. Colligan, Mr. Daly, Mr. Donahue, Mr. Dutkowsky, Mr. Gordon, Ms. Heller, Ms. Hyle and Mr. Hylen has satisfied the Independence Standards as well as the independence requirements of the NYSE. Mr. Gursahaney, the current Chief Executive Officer, is not independent, because of his role as an executive officer of the Company.

In making its independence determinations, the Board of Directors considered and reviewed the various commercial and employment transactions and relationships known to the Board of Directors (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors are, or have been, affiliated. Specifically, the Board’s independence determinations included reviewing the following transactions:

On August 5, 2013, ADT Security Services Canada, Inc., a subsidiary of the Company (“ADTSS Canada”) entered into a service contract for equipment, materials and services for approximately $16 million per year (the “Contract”) with Tech Data Canada Corporation, a subsidiary of Tech Data Corporation (“Tech Data Canada”). As stated in his biography on page 16, Mr. Dutkowsky is the Chief Executive Officer and a member of the board of directors of Tech Data Corporation. During fiscal year 2014, ADT paid $9,487,913 to Tech Data Canada for purchases and warehousing of security equipment. Since these payments were less than the greater of $1 million or 2% of Tech Data Canada’s consolidated gross revenues in any of the last three fiscal years, and were below the thresholds set forth under our Independence Standards, the Nominating and Governance Committee determined that Mr. Dutkowsky satisfied the Independence Standards, including the independence requirements of the NYSE.

On January 9, 2014, in connection with its recommendation to the Board of Directors to appoint Richard Daly to the Board of Directors, the Nominating and Governance Committee considered Mr. Daly’s current position with Broadridge and the amounts paid by the Company or Tyco during each of the last three fiscal years for proxy processing and mailing services, including conduit payments to banks and brokers (collectively, the “ADT Proxy Payments”), provided by Broadridge to the Company. As stated in his biography on page 15, Mr. Daly is the Chief Executive Officer and President of Broadridge and a member of the board of directors of Broadridge. The ADT Proxy Payments totaled $300,085 in 2014 and since the ADT Proxy Payments were less than the greater of $1 million or 2% of Broadridge’s consolidated gross revenues in any of the last three fiscal years, and were below the thresholds set forth under our Independence Standards, the Nominating and Governance Committee determined that Mr. Daly satisfied the Independence Standards, including the independence requirements of the NYSE.

On January 8, 2015, in connection with its recommendation to the Board of Directors to appoint Christopher Hylen to the Board of Directors, the Nominating and Governance Committee considered Mr. Hylen’s current position with the Citrix SaaS Division (“Citrix”) and the amounts paid by the Company during each of the last three fiscal years for telecom and IT support services and web collaboration, (collectively, the “Citrix Payments”), provided by Citrix to the Company. Mr. Hylen’s biography is on page 17 of this Proxy Statement. During 2012, 2013 and 2014, ADT paid $40,877 to Citrix Online for pre- and post-Spin-off (as defined below on page 12 in “Certain Relationships and Related Party Transactions”) telecom services and $521,941 to Citrix Systems, Inc. for server subscriptions and renewals. Since the Citrix Payments were less than the greater of $1 million or 2% of Citrix’s consolidated gross revenues in any of the last three fiscal years, and were below the thresholds set forth under our Independence Standards, the Nominating and Governance Committee determined that Mr. Hylen satisfied the Independence Standards, including the independence requirements of the NYSE.

The Board of Directors determined that the transactions identified were not material and did not affect the independence of such director under our Independence Standards, including the independence requirements of the NYSE.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Board Committees

To conduct its business the Board of Directors maintains three standing committees: Audit, Compensation, and Nominating and Governance, and each of these committees is entirely composed of independent directors, as described below. The members of the Board of Directors serving on these committees are set forth in the following table and the functions of those committees are set forth below:

(1)	Upon the recommendation of the Nominating and Governance Committee, on January 8, 2015, the Board of Directors appointed Mr. Hylen to the Company’s Board of Directors for a term expiring at the 2015 Annual Meeting, or until his earlier resignation or removal, and to the Board’s Audit Committee.

•

Assignments to, and chairs of, the Audit and Compensation Committees are recommended by the Nominating and Governance Committee and selected by the Board of Directors. The independent directors as a group elect the members and the chair of the Nominating and Governance Committee. All committees report on their activities to the Board of Directors.

•

The Chairman may convene a “special committee” to review certain material matters being considered by the Board of Directors. The special committee will report their activities to the Board of Directors.

•

To ensure effective discussion and decision making while at the same time having a sufficient number of independent directors for its three standing committees, the Board of Directors is normally constituted of between seven and nine directors but may consist of as many as twelve directors as determined by the Board of Directors from time to time. Subject to ADT’s certificate of incorporation, the number of directors shall be fixed by resolution by the Board of Directors, and vacancies occurring in the Board of Directors may be filled only by a majority of the vote of the remaining directors then in office.

•	The Nominating and Governance Committee annually reviews the organization of the Board of Directors and recommends appropriate changes to the full Board of Directors.

Each of the committees operates under a written charter that is posted to our website at http://investors.adt.com. We will also provide a printed copy of the committee charters to stockholders upon written request to our Corporate Secretary at The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The Audit Committee met ten times during fiscal year 2014 and is responsible, among other things, for:

•	overseeing the quality and integrity of our annual audited and quarterly unaudited financial statements, accounting practices and financial information that we provide to the SEC or the public;

•	selecting our independent registered public accounting firm, such selection to be presented by our Board of Directors to our stockholders for their ratification at the annual meeting of stockholders;

•	pre-approving all services to be provided to us by our independent registered public accounting firm;

•

conferring with our independent registered public accounting firm to review the plan and scope of its proposed financial audits and quarterly reviews, as well as its findings and recommendations upon the completion of the audits and such quarterly reviews;

•	reviewing the independence of the independent registered public accounting firm;

•	overseeing our internal audit function;

•

meeting with the independent registered public accounting firm, our appropriate financial personnel and internal auditor regarding our internal controls, critical accounting policies and other matters; and

•	overseeing all of our compliance, internal controls, cybersecurity risk and risk management policies.

The Board of Directors has determined that all of the members of the Audit Committee meet the independence requirements set forth in the listing standards of the NYSE, our Board Governance Principles and in accordance with the Audit Committee charter, are “financially literate” as defined by the NYSE rules and have accounting or related financial management expertise as such terms are interpreted by the Board of Directors in its business judgment, and that the committee chairman, Mr. Colligan, and Ms. Hyle each qualify as an “audit committee financial expert” as defined by the rules of the SEC. None of our Audit Committee members simultaneously serves on more than two other public company audit committees.

Compensation Committee

The Compensation Committee oversees the Company’s overall compensation structure, policies and programs, including strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders, and assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees. The Compensation Committee met nine times during fiscal year 2014 and is responsible, among other things, for:

•	setting and reviewing our executive compensation philosophy and principles;

•

proposing to our Board of Directors incentive compensation plans and equity-based plans, including performance objectives and metrics associated with these plans, on an annual basis for the Chief Executive Officer;

•

reviewing annually the Chief Executive Officer’s performance and proposing to our independent directors Chief Executive Officer compensation (including salary, bonus, equity-based grants and any other long-term cash compensation);

•	reviewing annual performance of the other executive officers and approving their compensation (including salary, bonus, equity-based grants and any other long-term cash compensation);

•	reviewing and approving the comparator group(s) for benchmarking compensation levels and pay practices, as well as performance, for the Chief Executive Officer and executive officers;

•	reviewing annually talent development and succession plans for executive officers other than the Chief Executive Officer and making recommendations to our Board of Directors;

•	reviewing and approving benefit and perquisite programs for executive officers;

•	administering the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to executive officers;

•	overseeing the design, participation, adequacy, competitiveness, internal equity and cost effectiveness for the Company’s broadly-applicable benefit programs;

•	establishing, in collaboration with the Nominating and Governance Committee, compensation for non-management directors;

•	monitoring compliance by officers and directors with the Company’s stock ownership guidelines;

•	conducting an annual risk assessment of the Company’s compensation programs;

•	administering the Company’s pay recoupment policy;

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

•	reviewing the Company’s human resources strategy and controls, including Sarbanes-Oxley Section 404 compliance;

•	assessing annually the performance of the Compensation Committee and its members and the adequacy of the Committee charter and recommending results and/or changes to our Board of Directors;

•

recommending to our Board of Directors the Company’s approach with respect to the stockholder advisory vote on executive compensation or “say-on-pay” and how frequently the Company should permit stockholders to have a vote on say-on-pay, taking into account the results of stockholder votes on the frequency of say-on-pay resolutions at the Company;

•

overseeing our disclosure regarding executive compensation, including approving the report to be included in our annual proxy statement on Schedule 14A, which disclosure is included or incorporated by reference in our annual report on Form 10-K; and

•	reviewing and approving employment, retirement, severance and change-in-control agreements/arrangements for our executive officers.

The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements, including the heightened independence criteria set forth in the listing standards of the NYSE, our Board Governance Principles and in accordance with the Compensation Committee charter, are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)). For more information on the Compensation Committee, please see the Compensation Discussion and Analysis in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee met six times during fiscal year 2014 and is responsible, among other things, for:

•	developing and recommending to our Board of Directors our corporate governance principles and otherwise taking a leadership role in shaping our corporate governance;

•	reviewing and evaluating the adequacy of and recommending to our Board of Directors amendments to our by-laws, certificate of incorporation, committee charters and other governance policies;

•	reviewing and making recommendations to our Board of Directors regarding the purpose, structure and operations of our various board committees;

•	identifying, reviewing and recommending to our Board of Directors individuals for election or re-election to the Board of Directors, consistent with criteria approved by the Board of Directors;

•	overseeing the Chief Executive Officer succession planning process, including an emergency succession plan, and making recommendations to our Board of Directors;

•	establishing, in collaboration with the Compensation Committee, compensation for non-management directors;

•	establishing criteria and qualifications for board membership, including standards for assessing independence;

•	overseeing the Company’s Environmental, Health & Safety management program;

•	ensuring the appropriate process is in place to perform and review the Company’s enterprise-wide risk assessments;

•	overseeing the Board of Directors’ annual self-evaluation; and

•

overseeing and monitoring general governance matters including communications with stockholders, regulatory developments relating to corporate governance and our corporate social responsibility activities.

The Board of Directors has determined that all members of the Nominating and Governance Committee meet the independence requirements set forth in the listing standards of the NYSE, our Board Governance Principles and in accordance with the Nominating and Governance Committee charter.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Experiences, Qualifications, Attributes and Skills of Director Nominees

When evaluating potential director nominees, the Nominating and Governance Committee utilizes a diverse group of experiences, qualifications, attributes and skills, including diversity in gender, ethnicity and race that the Nominating and Governance Committee believes enables a director nominee to make significant contributions to the Board of Directors, ADT and our stockholders. The Nominating and Governance Committee works with the Board of Directors to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long term success, and represent the interests of our stockholders. These experiences, qualifications, attributes and skills are more fully described in the following table:

Attendance at Meetings

The Board of Directors met twelve times during fiscal year 2014. ADT policy dictates that the Board of Directors meets at least five times a year, and additional meetings may be called in accordance with our By-laws. One of these meetings is scheduled in conjunction with the Company’s annual meeting of stockholders, and Board members are required to be in attendance at the annual meeting of stockholders in person or, via exception, by telephone. No current director attended fewer than 75 percent of the meetings held, including meetings held by all committees of the Board of Directors on which such director served. All of the current directors attended the 2014 Annual Meeting of Stockholders, except for Mr. Hylen, who was not a director at that time.

Executive Sessions

The non-management directors of the Company meet in executive sessions without management on a regular basis. The Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another director to preside over such executive sessions.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Board Communication

Management speaks on behalf of the Company, and the Board of Directors normally communicates through management with outside parties, including stockholders, business journalists, equity analysts, rating agencies, and government regulators. Stockholders and all other interested parties can directly raise issues with the Board of Directors, including the non-employee directors as a group, via email at directors@adt.com. The Board of Directors periodically reviews all pertinent communications from stockholders and other interested parties.

Certain Relationships and Related Party Transactions

The Board of Directors has adopted certain Guidelines for Related Party Transactions. These Guidelines provide a process for compliance with the related party provisions of the Board Governance Principles, the Company’s Code of Conduct, and the Company’s Amended and Restated By-laws, as well as the disclosure obligations under the SEC rules. The Nominating and Governance Committee monitors, reviews and approves, if necessary, any material related party transactions between ADT and its subsidiaries (collectively, the “Company”) and its senior officers and directors. ADT’s Guidelines for Related Party Transactions state that on an annual basis, the Nominating and Governance Committee will receive a list of related parties (the “Related Party List”) for each senior officer and director and such list will include any entity that employs a director, any entity (including charitable organizations) for which the director or executive officer serves on the board of directors, and any entity in which the senior officer or director owns more than a 10% interest. There are three types of material related party transactions covered by the Guidelines for Related Party Transactions with specific review procedures:

•	Type 1—transactions involving the purchase by or from the Company of products or services in the ordinary course of business in arms-length transactions.

•	Type 2—transactions involving the provision of consulting, legal, accounting or financial advisory services to the Company that could compromise a director’s independence.

•	Type 3—transactions in which a director or officer has a direct or indirect personal interest or that create a conflict of interest for the director or officer.

Ordinary course of business, arms-length transactions with entities on the Related Party List are deemed pre-approved by the Nominating and Governance Committee, in amounts in the aggregate for each such entity of less than 1% of the revenue of such entity or the Company. For Type 1, the Guidelines for Related Party Transactions provide that the Nominating and Governance Committee, prior to filing the Company’s proxy statement, annually reviews the Related Party List, including the amount of payments to or from each related party, in comparison to the 1% threshold to ensure that the directors meet the director independence requirement. Any proposed related party transaction involving a member of the Board of Directors must be reviewed and approved by a majority of the disinterested members of the Board. All related party transactions involving potential conflicts of interest must be reported to the Nominating and Governance Committee and approved or ratified by such Committee.

On September 28, 2012, ADT became an independent, publicly traded company as a result of Tyco’s distribution, on a pro rata basis, of all of the shares of ADT to Tyco stockholders (the “Spin-off”).

In order to govern certain ongoing relationships between the Company, Pentair Ltd. (“Pentair”) and Tyco after the Spin-off and to provide mechanisms for an orderly transition, the Company, Pentair and Tyco have entered into the Pentair Separation and Distribution Agreement, the Company and Tyco have entered into the ADT Separation and Distribution Agreement and the Company, Tyco or Pentair, as applicable, have entered into other agreements pursuant to which certain services and rights are provided for following the Spin-off, and the Company, Pentair and Tyco have agreed to indemnify each other against certain liabilities arising from their respective businesses.

The following is a summary list of the material agreements we have entered into with Tyco and Pentair:

•

a tax sharing agreement with Tyco and Pentair that governs the rights and obligations of the Company, Tyco and Pentair for certain pre-separation tax liabilities, including Tyco’s obligations under the tax sharing agreement among Tyco, Covidien Ltd., and TE Connectivity Ltd. entered into in 2007;

•

a non-income tax sharing agreement with Tyco that governs the respective rights, responsibilities and obligations of Tyco and the Company after the distributions with respect to tax returns, tax liabilities, tax contests and other tax matters regarding non-income taxes related to specified legal entities;

•	a trademark agreement with Tyco in connection with the Spin-off that governs each party’s use of certain trademarks;

•

a patent agreement with Tyco in connection with the Spin-off under which Tyco agreed to provide to the Company and its affiliates with a release and covenant not to sue under Tyco and Affiliates’ pre-Spin-off patent portfolio (excluding certain patents from Tyco’s businesses) for the continued manufacture, use and sale of pre-Spin-off products (and certain modifications thereof), whether manufactured internally or by the same pre-Spin-off suppliers;

The foregoing is not a complete description of the terms of these agreements we have entered into with Tyco and Pentair. For further information about the terms of these agreements, please see our Form 10-K for the fiscal year ended September 26, 2014 filed with the SEC on November 12, 2014 and other periodic reports and registration statements that have been filed by the Company with the SEC.

During fiscal year 2014, there were no related party transactions that exceeded the 1% threshold under the Company’s Guidelines for Related Party Transactions, nor were there any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

12	The ADT Corporation	2015 Proxy Statement

CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

Director Service

ADT’s Board Governance Principles provide the following:

•

Directors are elected by an affirmative vote of a majority of the votes cast by stockholders at the annual meeting and they serve for one-year terms. Any nominee for director who does not receive a majority of votes cast from the stockholders is not elected to the Board of Directors, however, such nominee will remain in office until a new director is elected, which shall take place in a timely manner.

•

Directors are not eligible to stand for re-election to the Board of Directors at the annual meeting following their 72nd birthday. However, the Board of Directors may ask the director to continue his or her service on the Board when it is deemed to be in the best interests of the Company.

•

The Nominating and Governance Committee is responsible for the review of all directors, and where necessary will take action to remove a director for performance, which requires the unanimous approval of the Board of Directors. This unanimous approval does not include the approval of the director whose removal is sought.

•

Directors inform the Nominating and Governance Committee of any significant change in their employment or professional responsibilities and will offer their resignation to the Board of Directors. This allows for discussion with the Nominating and Governance Committee to determine if it is in the mutual interest of both parties for the director to continue on the Board of the Directors.

•	Committee chairs will serve in their respective roles for five years, and rotate at the time of the annual meeting of stockholders following the completion of their fifth year of service.

•

When the Chairman of the Board of Directors steps down, he or she simultaneously resigns from the Board of Directors, unless the remaining members of the Board of Directors decides that his or her services are in the best interests of the Company. It is only in unusual circumstances that the Board of Directors decides that the retired Chairman continues to serve.

Code of Conduct

ADT’s corporate culture is built on the premise that the Company seeks to draw the best from its employees, and that every employee, without exception, is responsible for the conduct and success of the enterprise. This includes full, accurate, candid, and timely disclosure of information and compliance with all laws and regulatory standards. The Board of Directors is responsible for setting the ethical tenor for management and the Company, and that ethical tenor works on the expectation that employees understand where the lines are that they should not cross and stay widely clear of these lines.

The Board of Directors has adopted a written Code of Conduct for directors, executive officers, managers and all other employees that is designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and other regulators and in our other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the Code of Conduct and prompt internal reporting of violations of the Code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Conduct is reviewed periodically by all directors, executive officers, managers and employees, and they affirm in writing on an annual basis that they understand it and are fully in compliance with it. A copy of our Code of Conduct is posted on our website at http://investors.adt.com. We will also provide a copy of our Code of Conduct to stockholders upon written request to our Corporate Secretary at The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

Director Nomination Process

In accordance with our governance principles, the Nominating and Governance Committee seeks to create a Board of Directors that as a whole is strong in its collective knowledge and has a diversity of skills and experience with respect to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets. Our Board of Directors does not have a specific policy regarding diversity. Instead, the Nominating and Governance Committee considers the Board of Directors’ overall composition when considering a potential new candidate, including whether the Board of Directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of our current and expected future needs. We believe that it is desirable for new candidates to contribute to a variety of viewpoints on the Board of Directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

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CORPORATE GOVERNANCE OF THE COMPANY—CONTINUED

General criteria specified in our governance principles for the nomination of director candidates include:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for board decisions;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	loyalty and commitment to driving the success of ADT;

•	an ability to take tough positions while at the same time working as a team player; and

•	individual backgrounds that provide a portfolio of experience and knowledge commensurate with our needs.

Invitations to director nominees to become a member of the Board of Directors will be extended by the Chair of the Nominating and Governance Committee after discussion with the Chairman of the Board of Directors and the Chief Executive Officer and agreement by the other members of the Board of Directors. The Board of Directors will consider nominations submitted by stockholders.

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PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated for election at the 2015 Annual Meeting a slate of nine nominees, all of whom are currently serving on the Board. The nominees are Mses. Heller and Hyle and Messrs. Colligan, Daly, Donahue, Dutkowsky, Gordon, Gursahaney and Hylen.

Biographical information regarding each of the nominees is set forth below. Director nominees shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Our By-laws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee). Each of our director nominees currently serves on the Board of Directors. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, if a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director is required to promptly tender his or her resignation to the Board of Directors. In that situation, our Nominating and Governance Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date that the election results were certified, the Board of Directors would act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it. If such incumbent director’s resignation is not accepted by the Board of Directors, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy.

Current Directors Nominated for Re-Election

Thomas Colligan (age 70)—Mr. Colligan has been a member of our Board of Directors since September 2012. Mr. Colligan served as Vice Dean of the Wharton School’s Aresty Institute of Executive Education at the University of Pennsylvania, where he was responsible for the non- degree executive education programs from July 2007 until his retirement in June 2010. Prior to that he was a managing director at Duke Corporate Education for two years. From 2001 to 2004, Mr. Colligan was Vice Chairman of PricewaterhouseCoopers LLP (“PwC”) and he served PwC in other capacities, including Partner, from 1969 to 2004. Mr. Colligan has been a director of Targus, a private company, since 2010. He previously served on the boards of Schering Plough Corporation from 2005 to 2009; Educational Management Corporation from 2006 to 2007; Anesiva, Inc. from 2004 to 2008; CNH Global from 2010 to 2013; and Office Depot from 2010 to 2013. Mr. Colligan has a Bachelor of Science in Accounting from Fairleigh Dickinson University. Mr. Colligan is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Director Qualifications: Mr. Colligan’s qualifications include his 38 years as a Certified Public Accountant, his PwC experience, his extensive experience with audit and financial issues and his past service on public company audit committees.

Richard Daly (age 61)—Mr. Daly has been a member of our Board of Directors since January 2014. Mr. Daly currently serves as Chief Executive Officer and President of Broadridge and as a member of the Broadridge board of directors. Prior to his current role, he served as Group President of the Brokerage Services Group of Automatic Data Processing (“ADP”). Prior to joining ADP in 1989, Mr. Daly served as Senior Vice President of Operations at Thomson McKinnon Securities and was a member of its board of directors. He is a member of the Advisory Board for the National Association of Corporate Directors and a founding member of the board of directors of the Make-A-Wish Foundation of Suffolk County, Inc. Mr. Daly is also a director of Fountain House, a New York City based charity. Mr. Daly has a Bachelor of Science in Accounting from New York Institute of Technology and was a Certified Public Accountant. He also attended the Harvard Business School’s Young President’s Program from 1996-2004, and completed its President’s Program in Leadership.

Director Qualifications: Mr. Daly’s qualifications include his experience as the chief executive officer of the largest independent processor of corporate governance related activities, his significant leadership experience and his extensive experience in the financial services industry.

Timothy Donahue (age 66)—Mr. Donahue has been a member of our Board of Directors since September 2012. Prior to his retirement, Mr. Donahue was Executive Chairman of Sprint Nextel Corporation from August 2005 to December 2006. He served as President and Chief Executive Officer of Nextel Communications, Inc. from 1999. He began his career with Nextel in January 1996 as President and Chief Operating Officer. Before joining Nextel, Mr. Donahue served as Northeast Regional President for AT&T Wireless Services operations from 1991 to 1996. Prior to that, he served as President for McCaw Cellular’s paging division in 1986 and was named McCaw’s President for the U.S. central region in 1989. Mr. Donahue is a director of NVR Inc., the non-executive chairman of UCT Coatings, Inc., a private company, and a director of Radius Networks, Inc. He previously served as a director of Tyco from 2008 to 2012; Covidien Ltd. from 2009 to 2012; and Eastman Kodak Company from 2003 to 2013. Mr. Donahue has a Bachelor of Arts in English Literature from John Carroll University.

Director Qualifications: Mr. Donahue’s qualifications include his extensive experience and demonstrated leadership in the wireless

The ADT Corporation	2015 Proxy Statement 15

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS—CONTINUED

communications industry, his experience in service-oriented industries and as an executive and board member of several publicly traded companies.

Robert Dutkowsky (age 60)—Mr. Dutkowsky has been a member of our Board of Directors since September 2012. Mr. Dutkowsky has been the Chief Executive Officer and a member of the board of directors of Tech Data Corporation since October 2006. Prior to joining Tech Data Corporation, Mr. Dutkowsky served as President, CEO, and Chairman of the Board of Egenera, Inc. from 2004 until 2006, and served as President, CEO, and Chairman of the Board of J.D. Edwards & Co., Inc. from 2002 until 2004. He was President, CEO, and Chairman of the Board of GenRad, Inc. from 2000 until 2002. Beginning in 1997, Mr. Dutkowsky was Executive Vice President, Markets and Channels, at EMC Corporation before being promoted to President, Data General, in 1999. He began his career at IBM where he served in several senior management positions. Mr. Dutkowsky has a Bachelor of Science in Industrial and Labor Relations from Cornell University.

Director Qualifications: Mr. Dutkowsky’s qualifications include his experience as a chief executive officer and extensive executive experience with technology companies and solutions providers.

Bruce Gordon (age 68)—Mr. Gordon has been the Chairman of our Board of Directors since September 2012. From August 2005 through April 2007, Mr. Gordon served as President and Chief Executive Officer of the NAACP. Until his retirement in December 2003, Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon filled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales, and Vice President, Sales. Mr. Gordon also serves as a director of CBS Corporation and Northrop Grumman Corporation. Previously, Mr. Gordon served as a director of Southern Company, an electricity generating company, from 1994 to 2006, and as a director of Tyco from 2003 to 2012. Mr. Gordon graduated from Gettysburg College and has a Master of Science from the Massachusetts Institute of Technology.

Director Qualifications: Mr. Gordon’s qualifications include his significant leadership experience as the head of a large non-profit, his in-depth experience as an executive in the service-oriented communications industry and his corporate governance experience as a director of several publicly traded companies.

Naren Gursahaney (age 53)—Mr. Gursahaney is the Company’s President and Chief Executive Officer. He also serves as a member of the Company’s Board of Directors. Prior to the separation from Tyco in September 2012, Mr. Gursahaney served as President of Tyco’s ADT North American Residential business segment. Prior to the restructuring of the segment in fiscal year 2012, he was the President of Tyco Security Solutions, the world’s largest electronic security provider to residential, commercial, industrial and governmental customers and the largest operating segment of Tyco. Mr. Gursahaney joined Tyco in 2003 as Senior Vice President of Operational Excellence. He then served as President of Tyco Engineered Products and Services and President of Tyco Flow Control. Prior to joining Tyco, Mr. Gursahaney was President and Chief Executive Officer of GE Medical Systems Asia, where he was responsible for the company’s $1.6 billion sales and services business in the Asia-Pacific region. During his 10-year career with

GE, Mr. Gursahaney held senior leadership roles in services, marketing and information management. His career also includes positions with Booz Allen & Hamilton and Westinghouse Electric Corporation. Mr. Gursahaney has a Bachelor of Science in Mechanical Engineering from The Pennsylvania State University and a Master of Business Administration from the University of Virginia. Mr. Gursahaney is on the board of directors of NextEra Energy, Inc. and is a member of its Audit Committee.

Director Qualifications: Mr. Gursahaney’s qualifications include his experience as a chief executive officer and extensive executive experience with Tyco and ADT in the security services industry and his leadership roles in services, marketing, operations and information management.

Bridgette Heller (age 53)—Ms. Heller has been a member of our Board of Directors since September 2012. Ms. Heller was Executive Vice President of Merck & Co, Inc. and President of Merck Consumer Care from February 2010 to October 2014. Prior to joining Merck, Ms. Heller was President, Johnson & Johnson, Global Baby Business Unit from 2007 to 2010 and President, Johnson & Johnson, Global Baby Kids and Wound Care from 2005 to 2007. Prior to joining Johnson & Johnson, she was the Founder and Managing Partner at Heller Associates from 2004 to 2005. She served as the Chief Executive Officer of Chung’s Foods Inc. Ms. Heller spent 17 years with Kraft Foods, from September 1985 to September 2002, including as Executive Vice President and General Manager for the North American Coffee portfolio. She served as a Director of PCA International, Inc. from March 1998 until October 2005. Ms. Heller has a Bachelor of Arts from Northwestern University and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

Director Qualifications: Ms. Heller’s qualifications include her significant experience in leadership positions at consumer products companies.

Kathleen Hyle (age 56)—Ms. Hyle has been a member of our Board of Directors since September 2012. From 2008 until its 2012 merger with Exelon, Ms. Hyle was Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources. From June 2007 to November 2008, Ms. Hyle served as Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC, a strategic joint venture between Constellation Energy and Électricité de France. Ms. Hyle held the position of Senior Vice President of Finance for Constellation Energy from 2005 to 2007 and Senior Vice President of Finance, Information Technology, Risk and Operations for Constellation New Energy from January to October 2005. Prior to joining Constellation Energy, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car; Vice President and Treasurer of AutoNation, Inc.; and Vice President and Treasurer of Black and Decker Corporation. Ms. Hyle has been a director of AmerisourceBergen, a pharmaceutical services provider, since 2010, where she chairs the Audit and Corporate Responsibility Committee and serves on the Finance and Executive Committees. Since 2012, Ms. Hyle has been a director for Bunge Limited, a leading international agribusiness and food company, where she chairs the Audit Committee and serves on the Risk Committee. Ms. Hyle currently serves on the Executive and Finance Committee of the Board of Trustees of Center Stage in Baltimore, Maryland and on the Board of Sponsors for the Loyola University

16	The ADT Corporation	2015 Proxy Statement

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS—CONTINUED

Maryland Sellinger School of Business and Management. Ms. Hyle has a Bachelor of Arts in Accounting from Loyola College.

Director Qualifications: Ms. Hyle’s qualifications include her extensive experience as a leader in developing the business and financial strategy of retail divisions in various companies, as a Certified Public Accountant and service as chief financial officer in public companies.

Christopher Hylen (age 54) —Mr. Hylen has been a member of our Board of Directors since January 2015. Mr. Hylen is Senior Vice President and General Manager of the Citrix SaaS Division, a leader in mobile workspaces, providing virtualization, mobility management, networking and cloud services to enable ways to work better. Prior to joining Citrix in 2013, Mr. Hylen held various leadership positions at Intuit from September 2006 to July 2013, including Senior Vice

President and General Manager of Payment Solutions at Intuit, Vice President of Small Business Marketing and Vice President of Growth. Before Intuit, he held executive roles at ADP from December 2001 to September 2005, Business.com from March 1999 to September 2002, and American Express. Mr. Hylen has a Bachelor of Science in Engineering from Widener University and a Master of Business Administration from Harvard Business School.

Director Qualifications: Mr. Hylen’s qualifications include his more than 20 years of senior general management experience in leadership positions at technology companies.

The Board of Directors unanimously recommends that stockholders vote FOR the election of all of the above listed director nominees to serve until the 2016 Annual Meeting.

The ADT Corporation	2015 Proxy Statement 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of December 31, 2014 by (i) all directors and nominees, (ii) each of our named executive officers, and (iii) our directors and executive officers as a group.

Except as otherwise noted, each person identified in the table below has sole voting and investment power with respect to the shares listed. To the extent indicated in the table below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days after December 31, 2014. As of December 31, 2014, there were 171,754,119 shares of our common stock issued and outstanding.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Common Stock Beneficially Owned Directly or Indirectly	Common Stock Acquirable within 60- Days	Total Common Stock Beneficially Owned	% of Shares of Common Stock Outstanding
David Bleisch	33,142	117,835	150,977	*
Thomas Colligan	12,301	0	12,301	*
Richard Daly	3,000	522	3,522	*
Jerri DeVard	0	0	0	*
Timothy Donahue	10,263	0	10,263	*
Robert Dutkowsky	3,801	0	3,801	*
Alan Ferber	7,120	14,725	21,845	*
Michael Geltzeiler	11,970	23,000	34,970	*
Bruce Gordon	17,905	0	17,905	*
Naren Gursahaney	199,414	1,090,873	1,290,287	*
Bridgette Heller	3,801	0	3,801	*
Kathleen Hyle	3,801	0	3,801	*
Christopher Hylen	0	0	0	*
Directors and Executive Officers as a Group (20 persons)	365,189	1,401,660	1,766,849	1.03%

*	Less than 1.0%

The following table sets forth the information indicated for persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	11,067,707(1)	6.44%
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	28,008,568(2)	16.31%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	13,444,636(3)	7.83%
1)

Information shown is based on information reported on Schedule 13G filed with the SEC on February 10, 2014 in which BlackRock, Inc. reported that it has sole voting power over 9,156,992 shares of our common stock and sole dispositive power of 11,067,707 shares of our common stock.

2)

Information shown is based on information reported on Schedule 13G filed with the SEC on February 14, 2014, in which Dodge and Cox reported that it has sole voting power over 26,861,356 shares of our common stock and sole dispositive power of 28,008,568 shares of our common stock.

3)

Information shown is based on information reported on Schedule 13G filed with the SEC on February 10, 2014, in which The Vanguard Group reported that it has sole voting power over 326,251 shares of our common stock, sole dispositive power of 13,135,724 shares of our common stock and shared dispositive power over 308,912 shares of our common stock.

18	The ADT Corporation	2015 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, certain of its officers and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, to file reports of their ownership of ADT common stock and of changes in such ownership with the SEC and the NYSE within specified time periods. Regulations also require ADT to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, we believe that all of our directors, officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended September 26, 2014.

The ADT Corporation	2015 Proxy Statement 19

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Naren Gursahaney

Age 53

Mr. Gursahaney, a member of the Board of Directors, is the President and Chief Executive Officer of the Company, and his biographical information is set forth above under “Proposal Number One – Election of Directors – Current Directors Nominated for Re-Election.”

The following information is provided regarding the other executive officers of ADT:

N. David Bleisch

Age 55

Mr. Bleisch is the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary. Prior to the separation from Tyco in September 2012, he served as Vice President and General Counsel of Tyco’s ADT North American Residential business segment. Prior to the restructuring of the segment in fiscal year 2012, Mr. Bleisch was the Vice President and General Counsel of Tyco Security Solutions, the largest segment of Tyco. He also managed the intellectual property legal group for all of Tyco’s operating segments worldwide. Mr. Bleisch joined Tyco in 2005 as Vice President and General Counsel of ADT North America and Deputy General Counsel of Tyco Fire & Security. Prior to joining Tyco, he was Senior Vice President, General Counsel and Corporate Secretary of The LTV Corporation in Cleveland, Ohio. Prior to joining LTV, Mr. Bleisch was a partner in the law firm of Jackson Walker LLP, where he served as a corporate transactional attorney before transitioning to commercial trial work. He holds a Bachelor of Arts from Carleton College and a Juris Doctor from Boston College Law School. He is a member of the State Bar of Texas.

Donald Boerema

Age 57

Mr. Boerema is the Company’s Senior Vice President and Chief Corporate Development Officer. He leads the Health Business and is responsible for driving growth and enhancing customer experience for ADT’s health services. He also directs ADT’s corporate strategy and market and business development. Prior to the separation from Tyco in September 2012, Mr. Boerema served as Chief Marketing Officer for Tyco’s ADT North American Residential and Commercial business segments, overseeing all strategic marketing and communications and leading all advertising and online interactive marketing initiatives across ADT North America. Prior to joining ADT in November 2007, he served as President and Chief Operating Officer for FDN Communications, a privately held telecommunications company, where he was responsible for all aspects of sales, marketing, network operations engineering and customer care. Mr. Boerema also served as Senior Vice President of Business Solutions for AT&T Wireless and led sales and marketing for a division of McCaw Cellular Communications. Before joining McCaw, he held management positions with PepsiCo, Inc. and began his career at The Procter & Gamble Company. Mr. Boerema holds a Bachelor of Science in Marketing and Finance and a Master of Business Administration from Eastern Illinois University.

Jerri DeVard

Age 56

Ms. DeVard was appointed the Company’s Senior Vice President and Chief Marketing Officer in March 2014. She is responsible for all strategic, operational and financial aspects of the Company’s integrated marketing programs including brand advertising, digital marketing, communications, lead generation, sponsorships, media, and other initiatives. Prior to joining ADT in March 2014, Ms. DeVard served as Nokia’s first Chief Marketing Officer. As a member of Nokia’s executive committee, she oversaw all global and local marketing, advertising, brand management, insights, retail, partnership, and sponsorship activities for consumer and small business. Before joining Nokia she held various marketing leadership positions in Fortune 100 organizations including Senior Vice President, Marketing and Brand Management for Verizon Communications, Inc. and Chief Marketing Officer, e-consumer for Citigroup. Ms. DeVard is a Director of Belk Stores and holds a Bachelor of Arts in Economics from Spelman College and a Master of Business Administration in Marketing from Atlanta University Graduate School of Business.

Mark Edoff

Age 56

Mr. Edoff is the Company’s Senior Vice President of Business Operations Optimization. He is responsible for increasing efficiency and driving overall business process improvements in the Company. Prior to the separation from Tyco in September 2012, Mr. Edoff served as Vice President and Chief Financial Officer of Tyco Security Solutions from October 2010 until the restructuring of the segment in fiscal year 2012. He joined Tyco in 2003 as Vice President and Corporate Controller for the former Tyco Fire & Security business. In 2004, Mr. Edoff assumed the role of Chief Financial Officer for ADT North America, which included responsibility for the combined residential and commercial security business. Previously, he served as the Director of Finance and Principal Accounting Officer for The Gillette Company. Before joining Gillette, he had a 15-year career with KPMG, where he was a Partner in the Assurance practice. Mr. Edoff holds a Bachelor of Science in Business Administration from Northeastern University and is a Certified Public Accountant.

Alan Ferber

Age 47

Mr. Ferber was appointed the Company’s President of the Residential Business in October 2013. He is responsible for driving growth in the residential market through marketing, sales and exceptional customer service. He joined ADT in April 2013 as Senior Vice President and Chief Customer Officer, responsible for developing strategies and executing programs designed to create and sustain a superior experience for ADT customers. Previously, Mr. Ferber served as Chief Strategy and Brand Officer at U.S. Cellular. During his 11-year career with U.S. Cellular, he held various senior leadership roles in sales, marketing and operations, including Executive Vice President of Operations, Chief Marketing Officer and Vice President of Marketing and Sales Operations. He joined U.S. Cellular from Traq Wireless, a start-up management software and service provider he co-founded

20	The ADT Corporation	2015 Proxy Statement

EXECUTIVE OFFICERS—CONTINUED

and built into a 100-employee, venture capital-backed company. Earlier in his career, Mr. Ferber held positions with Ameritech Corporation and First Chicago Corporation (now part of JPMorgan Chase & Co.). He holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

Michael Geltzeiler

Age 56

Mr. Geltzeiler was appointed the Company’s Senior Vice President and Chief Financial Officer in October 2013. He is responsible for all aspects of finance, treasury and investor relations and ADT’s financial strategy to help grow its business operations and create stockholder value. Before joining ADT, Mr. Geltzeiler served as Chief Financial Officer and Group Executive Vice President at NYSE Euronext from 2008 to November 2013. From 2001 to 2008, he was an executive at The Reader’s Digest Association, Inc., as Chief Financial Officer for six years, then as President of School and Educational Services. Previously, he served in financial leadership roles at ACNielsen Corporation, including Chief Financial Officer of Marketing Services and Corporate Controller and Chief Financial Officer, EMEA Region; and in a variety of senior finance positions both in the U.S. and abroad for Dun & Bradstreet. Mr. Geltzeiler holds a Bachelor of Science in Accounting from the University of Delaware, a Master of Business Administration in Finance from New York University’s Stern School of Business, and a CPA certification in the State of New York.

Andrea Martin

Age 55

Ms. Martin was appointed the Company’s President, Canada in January 2015. She is responsible for developing and executing the Company’s strategy to grow the security and automation segment throughout Canada and lead the integration of ADT Canada and Reliance Protectron. Prior to joining ADT, Ms. Martin was Managing Director of Data Services for Royal Mail plc in London, United Kingdom from 2013 to 2014. Ms. Martin previously served on the Board of Directors of Biocean Canada, Inc., a private Canadian life sciences company, from October 2010 to October 2012, and as its President and CEO from April 2011 to October 2012. Ms. Martin also served as President and CEO of Reader’s Digest Canada, a business unit of The Reader’s Digest Association, Inc. from 2001 to 2010. Ms. Martin has extensive experience managing large subscription-based businesses, as well as successfully growing and transforming global business units. Ms. Martin holds a Bachelor in Commerce from Concordia University, as well as Advanced Executive Degrees from Queen’s University and the University of Oxford Said Business School.

Kathleen McLean

Age 55

Ms. McLean was appointed the Company’s Senior Vice President and Chief Information Officer in May 2013. She is responsible for developing and executing ADT’s information technology strategy in support of its product development and business operations. Ms. McLean also serves as Chief Customer Officer of the Company and is responsible for defining and delivering a superior customer experience for monitoring and response, ordering, provisioning, billing and service. Ms. McLean has more than 30 years of business and strategic technology leadership experience, including service with world-leading consulting and telecommunications corporations. Before joining ADT, she served as Executive Vice President, Chief Revenue Officer and Chief Information Officer at FairPoint Communications, Inc. where, as a member of the executive committee, she was responsible for systems stability, operational excellence and revenue growth. Prior to FairPoint Communications, Inc., she spent nearly 12 years in several leadership positions at Verizon Communications, Inc., implementing people, process and systems strategies to improve operating performance and customer service across all sectors of the company. Earlier in her career, Ms. McLean worked for American Management Systems, Inc. (now part of CGI Group, Inc.) in leadership positions culminating as Vice President in the Telecom Industry Group. She holds a Bachelor of Science in International Economics from Georgetown University and did graduate work in information systems management at George Washington University.

Laura Miller

Age 49

Ms. Miller was appointed the Company’s Senior Vice President and Chief Human Resources Officer in May 2014. She oversees all strategic human resources operations including human resources business partners, shared services, compensation and benefits, talent acquisition and management, and labor and employee relations. She also develops and directs ADT’s change management strategy and implementation, including merger and acquisition activities. Prior to joining ADT, Ms. Miller served in various senior leadership roles within the Coca-Cola Company in Atlanta, most recently as Chief Human Resources Officer for Coca-Cola Refreshments. As a member of Coca-Cola’s executive leadership team, she oversaw all areas of human resources, including HR business partners, shared services, and centers of expertise to include compensation and benefits, talent acquisition, talent management, labor and employee relations, and diversity and inclusion. Prior to Coca-Cola, Ms. Miller held various human resources leadership positions for Raytheon Company, a leading defense contractor and industrial corporation based in Waltham, MA. Ms. Miller holds a Bachelor of Science in Industrial and Labor Relations from Cornell University.

Luis Orbegoso

Age 44

Mr. Orbegoso was appointed the Company’s President of Business in September 2014. He is responsible for developing and executing ADT’s strategy to grow its share of security and automation customers in the small and mid-sized business market. He joined ADT in May 2013 as Senior Vice President of Small Business, and in October 2013 he was appointed as President of Small Business. Previously Mr. Orbegoso served as President of the Global Fire Detection and Alarm segment for United Technologies Corporation (“UTC”) Climate, Controls and Security. He previously served as President of Lenel Systems International, a division of UTC’s Fire and Security segment. Prior to joining UTC in 2008, Mr. Orbegoso spent 13 years with General Electric in a variety of sales, marketing and general management roles, culminating as Chief Marketing Officer of GE Equipment Services. He holds a Bachelor of Science in Mechanical Engineering from the University of Cincinnati and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

The ADT Corporation	2015 Proxy Statement 21

EXECUTIVE OFFICERS—CONTINUED

Arthur Orduña

Age 49

Mr. Orduña is the Company’s Senior Vice President and Chief Innovation Officer, leading the Company’s vision for innovation and product development. He is responsible for building the strategic roadmap for new and existing solutions, defining product architecture and positioning ADT as a partner of choice for key technology companies. Prior to joining ADT in October 2012, he worked for Canoe Ventures, LLC, a joint venture founded by the top six U.S. cable companies, first serving as Chief Technology Officer then Chief

Product Officer. He was responsible for building a national data and interactive services platform, developing product and technology strategies, and launching new applications and services with key partners including Comcast Cable, NBC-Universal, Time Warner Cable and Cox Communications. Prior to joining Canoe Ventures, Mr. Orduña was Senior Vice President of Policy & Product for Advance/Newhouse—Bright House Networks. Earlier in his career, he served as Vice President of Product & Marketing for Canal+ Technology U.S./Vivendi-Universal, and also Vice President of Product & Marketing for Integrated Systems Inc./Diab-SDS before its acquisition by Wind River Systems/Intel. He holds a Bachelor of Arts from Cornell University.

Certain Legal Proceedings

On August 24, 2009, The Reader’s Digest Association, Inc. and its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. As such, Mr. Geltzeiler, our CFO, and Ms. Martin, our President, Canada, previously served as executive officers of a company that filed a petition under the federal bankruptcy laws at or within two years prior to the time of such filing.

22	The ADT Corporation	2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section of the Proxy Statement describes in detail the Company’s compensation philosophy and its compensation programs, and reviews compensation decisions for fiscal year 2014 for our Named Executive Officers (the “NEOs”). Our NEOs for fiscal year 2014 are listed below.

Name	Title
Naren Gursahaney	President and Chief Executive Officer (“CEO”)
Michael Geltzeiler	Senior Vice President and Chief Financial Officer (“CFO”)
Alan Ferber	President, Residential Business
N. David Bleisch	Senior Vice President, Chief Legal Officer and Corporate Secretary
Jerri DeVard	Senior Vice President and Chief Marketing Officer

The Compensation Discussion and Analysis also describes compensation programs that apply to executives, other than the NEOs, that report directly to the CEO (collectively, with the NEOs, the “Executive Officers” of the Company).

Executive Summary

The Company is a leading provider of monitored security, interactive home and business automation and related monitoring services in the United States and Canada, serving approximately 6.7 million residential, small business and commercial customers. ADT has one of the most trusted and well-known brands in the monitored security industry today. We deliver an integrated customer experience by maintaining the industry’s largest sales, installation and service field force as well as a robust monitoring network, all backed by approximately 17,500 employees. Our broad and pioneering set of products and services, including ADT Pulse ® interactive home and business solutions and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. We believe we are well positioned to continue to lead the large and growing residential and expanded business security market, and that our demonstrated expertise and established footprint will help us to become a leader in the evolving market for home health monitoring, lifestyle and business productivity solutions.

Fiscal Year 2014 Business Highlights

Following the first fiscal quarter of 2014, the Company delivered solid sequential improvements in our operational performance, resulting in strong financial results for fiscal year 2014, and made significant progress on a number of strategic initiatives – positioning the Company to drive further improvements in the coming year. Highlights of ADT’s significant achievements for fiscal year 2014 include:

•	Grew recurring revenue by 4% to $3.2 billion;

•	Earned net income of $304 million compared with $421 million for fiscal year 2013;

•	Increased EBITDA before special items* by 5% to $1.8 billion while improving EBITDA margins* by 70 basis points;

•	Reduced revenue-based attrition from 13.9% to 13.5%;
•

Added approximately 370,000 high quality residential and commercial customers (excluding approximately 30,000 wholesale contract monitoring accounts) via the acquisition of Reliance Protectron, Inc., nearly doubling our presence in Canada and positioning us for greater growth opportunities;

•	Surpassed 1 million Pulse customers; Pulse now accounts for 16% of our existing customer base and for approximately 70% of new direct residential customer accounts; and

•	Repurchased 35 million of our outstanding shares and returned $132 million to our stockholders in the form of dividends.

We made several key executive hires during fiscal year 2014 in order to better position the Company for future success, among them Michael Geltzeiler, our CFO, and Jerri DeVard, our Chief Marketing Officer (“CMO”), both of whom are NEOs. We also hired Laura Miller as our new Chief Human Resources Officer (“CHRO”) during fiscal year 2014 and Andrea Martin as President for our Canadian operations during the first part of fiscal year 2015. We believe that all of these key hires have significantly strengthened our executive leadership team.

*	For a definition of these non-GAAP financial measures and a reconciliation to GAAP measures, see “Reconciliation of Non-GAAP Measures to GAAP Measures and Selected Definitions” on page 49 of this Proxy Statement.

Overview of Compensation Programs

The Company’s compensation programs are designed with the primary purpose of promoting long-term value creation for stockholders. Our compensation programs accomplish this objective by:

•	promoting a pay-for-performance culture by linking total compensation to defined annual and long-term performance goals which are aligned with the interests of stockholders;

•	attracting and retaining the executive talent necessary to execute the Company’s business strategy and deliver sustained performance through market-competitive total compensation opportunities; and

•	motivating appropriate risk taking without encouraging or rewarding excessive risk.

The ADT Corporation	2015 Proxy Statement 23

COMPENSATION OF EXECUTIVE OFFICERS—CONTINUED

The table below summarizes the components of our executive compensation program and how each component aligns with the objective of creating long-term value for our stockholders:

Component	What it Rewards	How it Aligns with Our Objectives
Base Salary	• Sustained high level of performance • Demonstrated success in meeting or exceeding key objectives • Experience, skills and abilities key to the long-term success of the business	• Competitive base salaries allow us to attract and retain top talent • Merit-based salary increases are aligned to our pay-for-performance philosophy
Annual Incentive Compensation

•     Company performance against key financial goals and objectives which are aligned to the interests of stockholders

•    Performance against individual goals and objectives which are aligned to the delivery of key operational and financial priorities

•    Competitive annual incentive targets allow us to attract and retain top talent

•     Plan design, with annual awards ranging from 0% to 200% of target based upon performance against financial metrics and individual objectives, aligns to the interests of stockholders by linking payouts to those measures with the most significant impact on the long-term success of the business

Long-Term Incentive Compensation • Performance Share Units • Stock Options • Restricted Stock Units	• Increase in stock price • Meeting or exceeding performance targets • Relative Total Shareholder Return (TSR) • Continued service

•    Competitive annual LTI targets allow us to attract and retain top talent

•     Most significant component of compensation aligns the interests of our executives with those of our stockholders by linking substantial portion of executives’ total pay opportunity to stock price performance, both in the absolute and relative to the broader market

•     Variety of LTI vehicles balances focus on sustainable long-term stockholder interests, appropriate risk-taking and retention objectives

•    Vesting parameters support long-term focus and retention

•     Equity-based LTI assists executives in meeting ownership guidelines

Benefits	• Executives’ contributions toward retirement savings • Behaviors consistent with a healthy lifestyle	• Promotes the health, wellness and financial well-being of our executives

We believe that executives with higher levels of responsibility and a greater ability to influence the results of the Company should have a greater percentage of their total compensation in the form of variable compensation, which is dependent upon performance. As a result, compensation for our NEOs is more heavily weighted toward variable compensation (both annual and long-term incentives), where actual amounts earned are based upon both Company and individual performance.

24	The ADT Corporation	2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS—CONTINUED

The chart below shows the distribution of targeted total direct pay for our CEO and the other NEOs (on average) for fiscal year 2014. This chart illustrates that 84% of CEO target annual compensation and, on average, 74% of target annual compensation for our other NEOs, is at risk based on Company and individual performance:

Note that the percentages shown in the chart above reflect target compensation, and are not reflective of actual compensation values presented in the Summary Compensation Table on page 35 of this Proxy Statement.

NEO compensation is reviewed annually by the Compensation Committee (and, in the case of the CEO, by the independent members of the Board of Directors) to ensure alignment with the Company’s compensation objectives and market practice.

Fiscal Year 2014 Compensation Decisions

In fiscal year 2014, we made some changes to our incentive compensation programs which were designed to further align our incentive plans with the interests of our stockholders, including:

•

Replaced the Adjusted Free Cash Flow metrics in our Officer Short-Term Bonus Plan (“Officer Bonus Plan”), Annual Incentive Plan (“AIP”) and Long-Term Incentive Plan (“LTIP”) with Steady State Free Cash Flow (“SSFCF”) metrics. We believed that SSFCF more accurately captures the impact of the key value drivers of our business, and moves closer to an ongoing earnings measure.

•

Modified the metrics utilized in the Performance Share Unit (“PSU”) component of our LTIP. The PSUs granted in fiscal year 2014 will vest based upon our performance against Relative Total Shareholder Return (“TSR”) and SSFCF metrics, which were weighted equally at 50%. We believed that replacing the Recurring Revenue metric previously in use in the LTIP with the TSR metric more appropriately captures the overall performance of the Company in comparison to the broader market, as reflected in stock price movement and adjusted for dividends. For purposes of the TSR metric, our stock performance is compared to the median performance of companies in the Standard & Poor’s (“S&P”) 500 Index.

•

Adjusted the weighting of the equity mix for our Executive Officers to increase the weighting of PSUs and reduce the weighting of Stock Options. The equity mix for Executive Officers for awards granted in conjunction with the annual grant process was as follows: 50% PSUs, 25% Stock Options and 25% Restricted Stock Units (“RSUs”). The decision to increase the weighting of

PSUs was made to further align the interests of our Executive Officers with those of our stockholders.

Pay for Performance

We strongly believe that a significant portion of our executives’ compensation opportunity should be correlated with our performance. Annual incentive compensation and 50% of long-term equity incentive compensation (in the form of PSUs) is earned only when the NEOs attain specified goals (including, for our NEOs other than the CEO, certain individual objectives included as part of our annual incentive program), thereby placing a substantial portion of executive compensation at risk. The remaining 50% of our executives’ long-term equity incentive compensation is awarded in Stock Options and time-vested RSUs, the value of each of which is dependent on our performance over an extended vesting period as exhibited in the performance of our stock price. We believe the design of our incentive compensation plans creates additional incentive for our executives to focus on sustainable, long-term growth.

Short-Term Incentives. The Compensation Committee set aggressive targets in our annual incentive plans for fiscal year 2014 to focus our executives on taking appropriate actions to ensure the Company is well-positioned for long-term success. In fiscal year 2014, the Company did not fully meet the aggressive targets set in our AIP (see the performance targets and actual performance in “Fiscal Year 2014 Annual Incentive Compensation Design Summary”, as well as the discussion regarding our fiscal year 2014 performance, below). As a result, our CEO was awarded an annual incentive equal to 70% of his targeted annual payout. Our other NEOs received an average payout of 70.5% of their targeted awards, including the impact of their performance against individual objectives. The Compensation Committee believes these results reflect the proper alignment of pay and performance. The Compensation Committee continued to set aggressive targets for fiscal year 2015 to ensure the relationship with performance continues.

Long-Term Incentives. The fiscal year 2014 long-term incentive program was designed to reward management for performance directly related to increasing stockholder value. Our CEO and the other Executive Officers received 50% of their long-term incentive

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COMPENSATION OF EXECUTIVE OFFICERS—CONTINUED

value in the form of PSUs, whose vesting is contingent upon achieving TSR and SSFCF goals over a three-year performance period. An additional 25% of long-term incentive value for our CEO and other Executive Officers was delivered in the form of Stock Options, which deliver value only when long-term stock price appreciation is achieved. The remaining 25% of long-term incentive value delivered to our CEO and other Executive Officers was awarded in the form of RSUs, which deliver higher value when there is long-term stock price appreciation.

The following graph provides a comparison of the cumulative TSR on the Company’s common stock to the returns of the S&P 500 Index and the S&P 500 Industrial Index from October 1, 2012 (the first day of fiscal year 2013 and the inception of trading of ADT common stock as an independent, publicly traded company) through September 26, 2014 (the end of fiscal year 2014). From inception through the end of fiscal year 2014, our TSR is 2.2%. As an indicator of the solid sequential improvements in our operational performance during the last three quarters of fiscal year 2014, however, our TSR between January 30, 2014 (the date of release of the 10-Q for first fiscal quarter) and September 26, 2014 is approximately 15%. The graph is not, and is not intended to be, indicative of future performance of our common stock.

The above graph assumes the following:

(1)	$100 invested at the close of business on October 1, 2012, in ADT common stock, S&P 500 Index, and the S&P 500 Industrial Index.

(2)	The cumulative total return assumes reinvestment of dividends.

The Compensation Committee believes that the annual incentive awards earned by the NEOs, in comparison to the performance of the Company’s stock relative to the S&P 500 Index and the S&P 500 Industrial Index, reflect a proper alignment of pay and performance.

Process for Determining Executive Officer Compensation (including NEOs)

Role of the Compensation Committee

The Compensation Committee consists exclusively of independent directors, the requirements of which are set forth in the NYSE listing rules, who are also considered “outside directors” as defined in Section 162(m) of the Code. The Compensation Committee is responsible for, among other things, reviewing the performance of and approving the compensation awarded to our Executive Officers, other “senior officers” subject to the filing requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and “senior executives” (those executives who are not senior officers, but who have a base salary of $350,000 or greater). The Compensation

Committee also reviews CEO performance and makes recommendations regarding his compensation to the independent members of the Board of Directors.

Role of Independent Compensation Consultant

The Compensation Committee regularly works with an independent compensation consultant in carrying out its duties. The Compensation Committee has the sole authority to retain, compensate and terminate the independent compensation consultant and any other advisors necessary to assist it in its evaluation of non-management director, CEO or other senior executive compensation. The Compensation Committee has engaged Farient Advisors LLC (“Farient”) to provide advice regarding compensation practices for our executives. In fulfilling its duties to the Compensation Committee, Farient often works directly with management of the Company to prepare materials for the Committee’s review. Farient regularly attends Compensation Committee meetings and in fiscal year 2014 advised the Committee on matters including, among others:

•	an evaluation of our executives’ base salaries and short- and long-term target incentive compensation relative to the Company’s peer group and the broader market;

•	insight and advice in connection with the design of our incentive plans, including the measures, goals, and leverage inherent in the performance plans;

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•	the composition of the Company’s peer group;

•	feedback regarding the total targeted compensation for our CEO;

•	newly hired Executive Officer compensation packages; and

•	an evaluation of whether the pay programs encourage our executives to take undue risks.

Farient provides no services to the Company other than consulting services provided to the Compensation Committee.

Role of Management

In making determinations with respect to executive compensation, the Compensation Committee considers input from a number of sources, including management. Specifically, the CEO and CHRO provide insight to the Compensation Committee on specific decisions and recommendations related to the compensation of our NEOs. The Compensation Committee believes that the input of the CEO and CHRO with respect to the assessment of individual performance, succession planning and retention is a key component of the process. The CHRO also supervises the development of materials for each Compensation Committee meeting, including individual and Company performance metrics, competitive market data and, in conjunction with the CEO, individual compensation recommendations for the Company’s executives. No member of management, including the CEO, has a role in determining his or her own compensation.

Benchmarking

The Compensation Committee considers a number of factors in determining target total compensation for each of the Company’s Executive Officers. These factors include, but are not limited to, position specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the median of the Company’s competitive market (including both selected peer companies and the broader competitive market) in the aggregate, they also apply discretion based upon their review of the factors noted above to make individual compensation decisions for the Company’s Executive Officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including:

•	specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;

•	the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and

•	the retention of key executives we believe are critical to our success.

Peer company data were utilized to benchmark pay levels for the CEO and CFO positions and to provide insights on pay practices at the executive level. General industry data from third party providers were used as secondary data sources for the CEO and CFO positions and as a primary source for the other executive positions. Neither the Compensation Committee nor management has any input into the companies included in these general industry surveys.

Peer Group Development

The Compensation Committee, with the assistance of our external advisor, Farient, has developed a peer group for compensation purposes that aligns with the Company’s business model and size characteristics. Public companies were screened on whether they have a similar range of revenues and are generally focused on generating subscription-based recurring revenue, primarily in the business-to-consumer (B2C) arena, with a focus on operations and revenues primarily in the United States and Canada. The Compensation Committee reviews the peer group periodically to determine whether any significant changes to the business condition of the Company or any of its peers would warrant any changes to the peer group.

In its review of the peer group for use in reviewing the Company’s fiscal year 2014 compensation programs and its determination of individual executive compensation decisions, the Compensation Committee approved a number of changes from the peer group utilized in fiscal year 2013. Those changes included:

•	the removal of Equinix, Inc. and STARZ from the peer group;

•	the addition of Allegion plc, Cincinnati Bell, Inc. and EarthLink Holdings Corp. to the peer group; and

•

the addition of T-Mobile US, Inc. as a reference peer. Reference peers are utilized only for purposes of assessing compensation design and practices. While the companies in our reference peer group meet a number of our screening criteria, particularly the subscription-based recurring revenue business model and B2C focus, their annual revenues are outside of the range employed in the screening process for assessing CEO and CFO compensation levels. As a result, inclusion of specific compensation data would have the potential to skew comparative statistics.

Equinix and STARZ, which were both included in the original peer group developed prior to the Company’s separation from Tyco, were removed from the peer group as neither primarily operates in the B2C space. Additionally, Equinix is focused primarily on enterprise solutions, while STARZ has a focus on selling programming to distributors, neither of which is a business model comparable to the Company’s.

The three additions to the peer group all provide services to residential consumers: Allegion provides security and safety-related products and services, Cincinnati Bell offers voice and data services, as well as home security, and EarthLink provides network, communication and IT services. T-Mobile US was included as a reference peer due to its acquisition of a former member of the Company’s peer group (MetroPCS), as well as its subscriber-based recurring revenue business model. Its revenue size, however, is outside the range of the screening criteria used to identify peer companies.

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COMPENSATION OF EXECUTIVE OFFICERS—CONTINUED

The table below represents the peer group utilized by the Compensation Committee for its use in reviewing fiscal year 2014 compensation programs and individual executive compensation decisions. All data in the table was provided by S&P Capital IQ.

Company Name (1)	Revenues (2)	Operating Income (2)		Total Assets (2)	Market Cap (2)(3)
Allegion plc	$2,094		$385	$1,980	$5,028
Cablevision Systems Corp.	$6,232		$771	$6,591	$4,950
CenturyLink, Inc.	$18,095		$2,833	$51,787	$22,811
Charter Communications, Inc.	$8,155		$956	$17,295	$16,027
Cincinnati Bell	$1,257		$189	$2,107	$718
EarthLink Holdings Corp.	$1,241		$31	$1,007	$448
Frontier Communications Corp.	$4,762		$1,031	$16,635	$6,514
Netflix, Inc.	$4,375		$228	$5,413	$23,047
Rollins, Inc.	$1,337		$191	$739	$4,727
SIRIUS XM Radio, Inc.	$3,799		$1,047	$8,845	$19,258
Stanley Black & Decker, Inc.	$11,001		$1,089	$16,535	$15,012
Telephone & Data Systems, Inc.	$4,901	-$	111	$8,904	$2,789
The Brink’s Co.	$3,942		$183	$2,498	$1,039
Tyco International Ltd.	$10,340		$745	$11,809	$19,244
Windstream Corp.	$5,988		$1,048	$13,445	$5,732
25TH PERCENTILE	$2,947		$190	$2,303	$3,758
MEDIAN	$4,762		$745	$8,845	$5,732
75TH PERCENTILE	$7,194		$1,039	$14,990	$17,636
The ADT Corporation	$3,408		$720	$10,549	$6,203
PERCENTILE RANK	27%		50%	61%	54%

(1)

Three additional companies, DIRECTV, T-Mobile US and Ascent Capital Group, are utilized as “reference peers” for purposes of assessing compensation design and practices only. While these companies meet the subscription-based recurring revenue and primary B2C screening criteria, their annual revenues are outside the range used in the screening process.

(2)	Data presented is as of each company’s most recently reported fiscal year end. Figures presented are in millions of dollars.
(3)	Data presented is as of November 11, 2014.

FY15 Peer Group Changes

In its recommendation to the Compensation Committee for fiscal year 2015, Farient included an additional criterion in its screening process. While companies with a significant B2B focus were previously given less consideration for inclusion in the peer group, Farient included companies with a significant B2B focus in its screening process for fiscal year 2015 due to the Company’s expansion into the commercial security space.

Based on a review of recommendations made by Farient at the December 2014 Compensation Committee meeting, the Compensation Committee elected to make no changes to the peer group for fiscal year 2015. The Compensation Committee did, however, elect to add Diebold Inc., US Cellular Corporation and ServiceMaster as reference peers for fiscal year 2015. These companies will continue to be monitored for possible future inclusion in the Company’s peer group.

Both the select peer group and the reference peers will be used to assist the Compensation Committee in reviewing compensation programs during fiscal year 2015. Only the select peer group will be utilized by the Compensation Committee in making individual pay decisions during fiscal year 2015.

Components of Compensation Programs

The target total compensation opportunity for each of our Executive Officers is comprised of both fixed (base salary) and variable (both annual and long-term incentives) compensation elements. In addition, each of our NEOs is eligible to participate in the Company’s benefit plans that are generally available to all employees.

Base Salary

Base salaries are reviewed annually by the Compensation Committee. Base salaries may also be reviewed periodically in situations of promotion or other change in job responsibilities. These reviews and the associated compensation decisions are based upon market data, the criticality of the role, internal pay equity and the individual executive’s performance, level of experience and level of responsibility.

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Annual Incentive Compensation

Executive Officers of the Company are eligible to earn annual incentives under the Officer Bonus Plan. Under the Officer Bonus Plan, which is intended to comply with Section 162(m) of the Code, annual incentives are based upon achievement against an Operating Income target, which is determined annually by the Compensation Committee. For fiscal year 2014, each of the Company’s Executive Officers was eligible for a maximum bonus under the Officer Bonus Plan equal to 0.5% of the Company’s Operating Income.

After determining the Company’s performance against the Operating Income criterion, the Compensation Committee applies negative discretion to the calculated maximum incentive amount. The Compensation Committee generally utilizes a guideline formula in applying its negative discretion. This guideline formula is based upon the Company’s AIP, which is the plan upon which a majority of incentive-eligible employees’ annual incentives are based.

The guideline formula for purposes of the Officer Bonus Plan in effect for fiscal year 2014 reflects the Company’s focus as a subscriber-based business with significant recurring monthly revenues, and the metrics utilized in the AIP were selected to drive results in those categories which have the most significant impact on the success of our business. Officer Bonus Plan payouts are based upon the Company’s performance against a variety of predetermined financial goals, as well as specific individual objectives (other than for the CEO).

The following table provides a basis for the rationale behind the selection of the AIP metrics:

Measure	Rationale for Inclusion in AIP
Recurring Revenue Growth	Supports our strategy of increasing recurring revenue through customer additions, retention of existing customers and increased Average Revenue Per User (“ARPU”)

Steady State Free Cash Flow	Key measure in assessing the economic potential of the Company’s existing subscriber base; also aligns to metrics reported by key industry competitors

Net Attrition	Focuses efforts on reducing customer attrition, which is a key value driver and significantly impacts our operations

Individual Objectives (excluding CEO)	Provide individual line-of-sight to employees in supporting the strategic goals of the Company

Fiscal 2014 Annual Incentive Compensation Design Summary

The financial performance measures and targets utilized in the fiscal year 2014 AIP and in the Officer Bonus Plan guideline formula, as well as the actual performance against the targets, are summarized in the table below. Actual Performance figures below exclude the impact of the acquisition of Reliance Protectron, Inc.

Performance Measure	Weighting	Performance Target	Actual Performance	% of Target Attained
Mr. Gursahaney
Recurring Revenue Growth*	37.5%	5.1%	2.7%	52.9%
Steady State Free Cash Flow (1)*	37.5%	$1,050M	$948M	90.3%
Net Attrition	25%	13.9%	13.5%	102.9%
Messrs. Geltzeiler, Ferber and Bleisch and Ms. DeVard
Recurring Revenue Growth*	30%	see above	see above	see above
Steady State Free Cash Flow (1)*	30%	see above	see above	see above
Net Attrition	20%	see above	see above	see above
Individual Objectives (2)	20%	various	various	various

(1)

For compensation purposes, SSFCF is adjusted to exclude the effects of events that the Compensation Committee deems would not reflect the performance of the NEOs. The categories of special items were identified at the time the performance measure was approved at the beginning of the fiscal year, although the Compensation Committee may in its discretion make adjustments during the fiscal year. For fiscal year 2014, the approved categories of adjustments included adjustments related to (i) business acquisitions and divestitures; (ii) debt refinancing; (iii) legacy legal and tax matters; (iv) goodwill and intangible asset impairments for business acquired prior to 2002; (v) certain unbudgeted capital expenditures and pension contributions; (vi) significant unbudgeted restructuring or other one-time charges; (vii) charges related to the separation into a stand-alone public company; and (viii) realignments of segment and corporate costs.

(2)

Individual objectives typically vary by NEO, but in general are related to performance against key strategic goals and value drivers for the Company, including, but not limited to, growing the core business, improving customer attrition through the implementation of customer non-pay initiatives and improved credit screening, and strengthening of business platforms to support efficiencies and process improvements.

*	For further definition of non-GAAP financial measures and a reconciliation to GAAP measures, see “Reconciliation of Non-GAAP Measures to GAAP Measures and Selected Definitions” on page 49 of this Proxy Statement.

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Description of Performance Measures: “Recurring Revenue Growth” is defined as the growth in revenue generated by monthly recurring fees related to electronic security, interactive home and business automation and related monitoring services. Revenues associated with the installation of our security and automation systems, along with other one-time revenues, are excluded from this calculation. From time to time, discretionary adjustments may be applied for AIP and Officer Bonus Plan purposes. “Steady State Free Cash Flow” is defined as a measure of pre-levered cash generated by the Company after the cost of replacing recurring revenue lost to attrition, but before the cost of new subscribers that drive recurring revenue growth. Steady State Free Cash Flow is calculated by subtracting both the Subscriber Acquisition Cost (“SAC”) required to maintain recurring revenue and maintenance capex from EBITDA (pre-SAC). From time to time, discretionary adjustments may be applied for AIP and Officer Bonus Plan purposes. “Net Attrition” is the customer revenue attrition rate which is defined as recurring revenue lost resulting from customer attrition, net of dealer charge-backs and re-sales. The customer revenue attrition rate is a 52-week trailing ratio, the numerator of which is the recurring revenue lost during the period due to attrition, net of dealer charge-backs and re-sales, and the denominator of which is total annualized recurring revenue based on an average of recurring revenue under contract at the beginning of each month during the period.

In approving payouts for each of our NEOs in November 2014, the Compensation Committee (and, in the case of the CEO, the independent members of the Board of Directors) first determined the amount of the maximum bonus award each NEO was eligible to receive under the Officer Bonus Plan, based upon the Company’s Operating Income performance. The Compensation Committee then determined the final awards for each of the NEOs through the exercise of negative discretion based upon both the achievement of the quantitative performance measures shown in the Fiscal 2014 Annual Incentive Compensation Design Summary table above and a Strategic Modifier.

The Strategic Modifier provides the Compensation Committee the ability to adjust the awards as calculated based upon the quantitative performance measures plus or minus twenty percent (+/- 20%). The Compensation Committee evaluated the overall strategic performance of the Company, which included Small Business Recurring Revenue Growth and Recurring Revenue Margin as well as other strategic factors and, based upon that overall assessment, made the determination that the overall pool of funds available to allocate for awards for the Executive Officers of the Company, including the NEOs, would be reduced by five (5) percentage points.

The table below shows the maximum and target annual incentive compensation opportunities, as well as the actual incentive payouts earned for fiscal year 2014, for each of our NEOs. These incentive payments earned are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35 of this Proxy Statement.

Named Executive Officer	Maximum	Target	Actual
Naren Gursahaney	$1,800,000	$900,000	$630,000
Michael Geltzeiler	$1,500,000	$750,000	$538,125
Alan Ferber	$700,000	$350,000	$235,200
N. David Bleisch	$595,000	$297,500	$211,374
Jerri DeVard (1)	$700,000	$350,000	$126,594

(1)	Maximum and target amounts for Ms. DeVard represent annual amounts. Actual amount was pro-rated for the period from Ms. DeVard’s hire date (March 31, 2014) through the end of the fiscal year.

Long-Term Incentive Program

The Company’s LTIP is designed to provide a significant portion of executives’ compensation opportunity in equity-based instruments. In so doing, the LTIP is a key component in aligning the long-term interests of executives with those of stockholders, thus promoting value creation for both our executives and stockholders. A majority of total equity granted under the LTIP is awarded during our annual grant process. This process occurs in conjunction with our annual assessment of individual performance and potential, and also takes into account a review of the competitive compensation landscape.

Awards of equity under the annual LTIP process are delivered to employees utilizing a mix of Stock Options, RSUs and PSUs. The weighting of the different components of the awards varies by employee level. In fiscal year 2014 we increased the weighting of PSUs while reducing the weighting of Stock Options. The value of awards granted to our CEO and the other NEOs during the annual LTIP process are based upon the following mix of equity:

Grant Type	Weighting
PSUs	50%
Stock Options	25%
RSUs	25%

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The following table describes the general terms and conditions applicable to each of the equity-based grant type:

Grant Type	Vesting	Other Terms & Conditions
PSUs	100% on the 3rd anniversary of the grant date, subject to satisfaction of performance conditions

•    Vesting subject to performance against Relative Total Shareholder Return (50% weighting) and Steady State Free Cash Flow Growth (50% weighting).

•     Accumulate dividend equivalent units with respect to dividends, which vest only to the extent of vesting of the underlying PSU award.

Stock Options	25% per year	• Granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant. • Expire on the 10th anniversary of the grant date unless forfeited earlier.
RSUs	25% per year	• Accumulate dividend equivalent units with respect to dividends, which vest in accordance with the vesting of the underlying RSU award.

We modified the PSU metrics for fiscal year 2014 in order to strengthen the alignment of our executives’ interests and efforts with the interests of our stockholders. We implemented a TSR metric in order to capture our performance relative to the broader market. Additionally, we chose to focus on the importance of generating increased cash flows by utilizing a SSFCF metric.

In certain unusual circumstances, we make equity grants in addition to our normal annual grants and awards for new hires in order to recognize an individual’s extraordinary contributions to the Company. In December 2013, we made a one-time RSU grant to Mr. Bleisch to recognize his extraordinary efforts in supporting our special governance needs in fiscal years 2013 and 2014. These RSUs vest in equal amounts on each of the first two anniversaries of the date of grant.

Fiscal Year 2015 Compensation Decisions

Base Salary

At the end of fiscal year 2014 we made the decision to postpone base salary increases for our Executive Officers for fiscal year 2015. Executive Officer compensation is generally reviewed on an annual basis near the end of the fiscal year, with recommendations for increases taking effect at the beginning of the next fiscal year. Based upon our overall performance in fiscal year 2014, the CEO elected not to recommend compensation increases for the Executive Officers (other than himself) effective at the beginning of fiscal year 2015. The Compensation Committee agreed with this recommendation and, in the case of the CEO, the independent members of the Board of Directors agreed not to increase the CEO’s base salary. The Compensation Committee will review Executive Officer compensation during fiscal year 2015 and will determine whether to make any changes at such time.

Incentive Plan Design Changes

For fiscal year 2015, the Compensation Committee approved changes to the design of our AIP program. These changes were implemented in order to continue strengthening the alignment between our stockholders’ interests and those of our executives and to further improve the line-of-sight for our employees. Among the plan design changes for fiscal year 2015:

•

Replaced the SSFCF metric with an EBITDA metric for the AIP. We believe that EBITDA, as a measure of earnings, captures a greater level of impact of the value drivers of our business than SSFCF. Additionally, EBITDA is also a more commonly utilized metric in incentive plans in our peer group and the broader market, and is more easily understood by both investors and plan participants.

•

Renamed the Net Attrition metric utilized in the AIP as Customer Retention. Customer Retention, which is the inverse of Net Attrition, provides our employees with a stronger positive focus of increasing the number of customers we retain, as opposed to the Net Attrition metric, which is focused on reducing the number of customers we lose.

•

For those employees who support one of our Business Units (including certain of our Executive Officers), we introduced AIP metrics at the Business Unit level. Employees supporting the Business Units will have 50% of their incentive award funded by the performance of the Business Unit, with the other 50% of the award funded by the performance of the Company as a whole. This change will provide greater focus for those employees supporting Business Units toward driving the results which they are better able to impact, while still maintaining the focus on the results of the Company as a whole.

•	Recurring Revenue and Customer Retention will be utilized as metrics for each of the Company’s Business Units, as well as at the corporate level.

•	A third Business Unit-specific metric will be utilized to focus the efforts of the employees supporting those Business Units on the specific priorities of those businesses.

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COMPENSATION OF EXECUTIVE OFFICERS—CONTINUED

The table below shows the metrics to be utilized and the weighting of those metrics in fiscal year 2015 for purposes of determining our performance for the AIP:

Metric	Weighting (Corporate Participants)	Weighting (Business Unit Participants)
Corporate Recurring Revenue	33 1/3%	16 2/3%
Corporate Customer Retention	33 1/3%	16 2/3%
Corporate EBITDA	33 1/3%	16 2/3%
Business Unit Recurring Revenue		16 2/3%
Business Unit Customer Retention		16 2/3%
Business Unit-specific metrics		16 2/3%

For fiscal year 2015, the Compensation Committee approved the following change to the design of the LTIP:

•

Similar to the change made in the AIP, the SSFCF metric for determining our PSU performance has been replaced with an EBITDA metric. We believe that the EBITDA measure will provide a more accurate indication of the overall performance of the business and is better aligned with shareholder interests over the long-term. As a result, 75% of the PSU awards granted in fiscal year 2015 will be measured against our performance relative to the EBITDA metric. The remaining 25% weighting for the PSUs will remain Relative TSR.

Executive Benefits and Perquisites

Our Executive Officers, including the CEO and other NEOs, are eligible to participate in the benefit plans that are available to substantially all of our employees, including our defined contribution savings plans, which includes the 401(k) Retirement Savings and Investment Plan (“RSIP”), our medical, dental and life insurance plans and long-term disability plans. Additionally, the Company provides relocation benefits when a move is required. None of our NEOs participate in a defined benefit pension plan.

Supplemental Savings and Retirement Plan

Executive Officers (US-based) are eligible to participate in the Company’s Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the Company’s RSIP;

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and
•	receive any Company contributions that were reduced under the RSIP due to Internal Revenue Service compensation limits.

Executive Physical Program

The Company strongly believes in investing in the health and well-being of its executives as an important component in providing continued effective leadership for the Company. As such, we maintain an annual executive physical program, for which all of our Executive Officers are eligible. The program allows for expenses for an annual physical to be paid for by the Company, up to a total of $3,000 per year.

Policies and Practices

The Company maintains certain policies and practices to ensure that its compensation programs appropriately align the interests of its executives with the interests of stockholders. We believe that these policies and practices are aligned with best practices.

Change in Control and Severance Benefits

Our Executive Officers, including the CEO and other NEOs, may be eligible for certain benefits under either The ADT Corporation Severance Plan for U.S. Officers and Executives (the “Severance Plan”) or The ADT Corporation Change in Control Severance Plan (the “CIC Severance Plan”), depending upon the circumstances leading to their termination of service of employment with the Company. In the case of the CIC Severance Plan, a “double trigger” is required before benefits become available to the executives covered by that plan. We believe that the benefits available to the NEOs under this plan are moderate in comparison to the broader market. Details with respect to the key provisions of the severance plans currently in effect and the payments and benefits that would be payable under the plans are set forth in the section titled “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership and Retention Guidelines

The Compensation Committee believes that requiring executives to own and hold a significant amount of Company stock aligns the executives’ interests with those of our stockholders. The Compensation Committee has established the following ownership guidelines:

Level	Ownership Guideline (as a multiple of base salary)
Chief Executive Officer	6x
Other Executive Officers	3x

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The Compensation Committee reviews ownership levels annually. Executive Officers are generally expected to meet the ownership guidelines within a number of years equal to the base salary multiple (i.e., six years for the CEO and three years for other Executive Officers). In addition to the ownership guidelines, the Compensation Committee maintains a requirement that, until the ownership guidelines are met, all Executive Officers must retain a minimum of 75% of net (after-tax) shares acquired through the exercise of Stock Options or the vesting of RSUs. We believe that our stock ownership and retention guidelines are comparable to those found in the broader market.

Equity Grant Practices

The Company’s practice is to grant annual equity awards to eligible employees on or after the second trading day after financial and other information about the Company has been widely released through a press release, news wire or report filed with the SEC. This timing ensures that annual equity grants are made at a time when the market has the greatest amount of information concerning the Company’s performance, including its financial condition and results of operations, as is reasonably possible. All other equity grants during the year, which are generally comprised of new hire awards or other one-time grants, are made in conjunction with the timing of Compensation Committee meetings.

Insider Trading Policy

The Company maintains an insider trading policy, applicable to all employees and directors, which prohibits the Company’s personnel from: (1) buying, selling or engaging in transactions in the Company’s securities at any time while aware of material non-public information about the Company; (2) buying or selling securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; (3) disclosing material non-public information to any unauthorized persons outside the Company; or (4) engaging in transactions in puts, calls, cashless collars, options or similar rights and obligations involving the Company’s securities, other than the exercise of any Company-issued stock options. The policy also restricts trading for a limited number of Company employees (including the Executive Officers) and the members of the Company’s Board of Directors to defined window periods that follow the timing of the filing of the Company’s periodic reports with the SEC.

Pay Recoupment Policy

The Company’s pay recoupment policy provides that, in addition to any other remedies available to it and subject to applicable law, the Company may recover any incentive compensation (whether in the form of cash or equity) paid by the Company to any Executive Officer that resulted from any financial result or operating metric that was impacted by the Executive Officer’s fraudulent or illegal conduct. Our Board of Directors has the sole discretion to make any and all determinations under this policy. The Compensation Committee periodically reviews this policy to determine whether any changes are warranted.

Risk Mitigation in Compensation Program Design

The Company’s compensation programs are designed to motivate employees to take appropriate levels of risk that are aligned with the Company’s strategic goals, without encouraging or rewarding excessive risk. Among the program features which balance and guard against excessive risk-taking include:

•

A mix of compensation components (fixed and variable pay, annual and long-term incentives, cash and equity) that encourage a focus on both the short and long-term interests of the Company and its stockholders;

•	Incentive awards with payouts based upon a variety of financial and operational objectives, which minimizes the risk associated with any single performance measure;

•	Incentive plans that cap maximum awards and which are not overly leveraged;

•	Stock ownership guidelines that align executive and stockholder interests;

•	A pay recoupment policy designed to deter excessive risk-taking; and

•	An annual risk assessment of the Company’s compensation programs by the Compensation Committee.

The Company has concluded that its compensation programs and policies are not reasonably likely to have a materially adverse effect on the Company. This conclusion is based on a risk assessment that was performed by management in conjunction with Farient and presented to and reviewed with the Compensation Committee at its September 2014 meeting.

The ADT Corporation	2015 Proxy Statement 33

REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis for the year ended September 26, 2014 as required by Item 407(e)(5) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis for the year ended September 26, 2014 in the Company’s 2015 Proxy Statement and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended September 26, 2014.

Submitted by the Compensation Committee of the Board of Directors:

Timothy Donahue, Chair

Richard Daly

Robert Dutkowsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Donahue (Chairman), Daly and Dutkowsky served as members of the Compensation Committee in fiscal year 2014, as did Mr. Dinesh Paliwal, who formerly served on the Board of Directors and was the former Chair of the Compensation Committee until March 12, 2014. None of such committee members or former committee members (i) was, during fiscal year 2014, an officer or employee of the Company or any of its subsidiaries; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served as an executive officer, director or member of a compensation committee of any other entity of which an executive officer or director of such entity is a member of the Compensation Committee of the Company or the Company’s Board of Directors.

34	The ADT Corporation	2015 Proxy Statement

FISCAL YEAR 2014 NEO COMPENSATION

FISCAL YEAR 2014 NEO COMPENSATION

Summary Compensation Table

The information set forth in the following table reflects compensation paid or earned by the NEOs for the fiscal years 2014, 2013 and 2012. The compensation shown for fiscal year 2012 was earned by each NEO, as applicable, under the compensation programs of Tyco which, prior to September 28, 2012, was the parent corporation of ADT. The table reflects total compensation earned beginning in the later of fiscal year 2012 or the year an individual first became an NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock/Unit Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Naren Gursahaney Chief Executive Officer	2014	900,026	—	2,716,602	1,148,360	630,000	—	70,400	5,465,388
	2013	900,000	—	2,708,100	2,602,377	693,000	—	267,286	7,170,763
	2012	610,000	290,000	1,747,016	1,698,545	451,300	—	152,957	4,949,818
Michael Geltzeiler SVP, Chief Financial Officer (1)	2014	661,953		1,853,414	1,186,135	538,125	—	102,057	4,341,684
Alan Ferber President, Residential Business Unit	2014	500,002	75,000	718,401	305,222	235,200	—	22,975	1,856,800
	2013	204,545	115,000	498,064	498,456	90,383	—	47,843	1,454,291

N. David Bleisch SVP, Chief Legal Officer & Corporate Secretary	2014	425,012	—	580,489	182,831	211,374	—	337,531	1,737,237
	2013	391,667	—	417,690	320,529	191,221	—	126,404	1,447,511
	2012	323,820	65,135	350,588	228,789	137,624	—	34,916	1,140,872
Jerri DeVard SVP, Chief Marketing Officer (2)	2014	251,924	—	520,078	665,952	126,594	—	90,552	1,655,100
(1)	Michael Geltzeiler was appointed by the Company’s Board of Directors on October 14, 2013, with an effective start date of November 14, 2013.
(2)	Jerri DeVard was appointed by the Company’s Board of Directors on March 24, 2014, with an effective start date of March 31, 2014.
(3)

Bonus: The amount shown in column (d) in fiscal years 2014 and 2013 for Mr. Ferber represent a portion of a sign-on bonus paid when he joined the Company in April 2013, and on the first anniversary of his hire. The amounts in fiscal year 2012 for Messrs. Gursahaney and Bleisch represent one-time lump sum payments in connection with their promotions into their new roles with ADT. The amount represents the difference between their fiscal year 2012 salary and target bonus and their post-separation salary and target bonus for the period from April 1, 2012 to September 28, 2012.

(4)

Stock/Unit Awards and Option Awards: The amounts in columns (e) and (f) reflect the fair value of equity awards granted in fiscal years 2014, 2013 and 2012, which consisted of stock options, RSUs and PSUs. These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC Topic 718), excluding the effect of estimated forfeitures. Amounts for fiscal years 2014 and 2013 were calculated based upon the price of the Company’s common stock (including the impact on the value of options under the Black-Scholes option pricing model). Values for fiscal year 2012 were calculated based upon the price of Tyco common stock, as awards granted in fiscal year 2012 were made prior to the Company’s separation from Tyco. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of the Company’s common stock on the date of grant. For PSUs, fair value is based on a model that considers the closing market price of the Company’s common stock on the date of grant, the range of shares subject to such stock award and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance. The following amounts represent the maximum potential performance share value by individual for fiscal year 2014, determined at the time of grant (200% of the target award): Mr. Gursahaney—$3,558,378; Mr. Geltzeiler—$1,779,190; Mr. Ferber—$943,890; and Mr. Bleisch—$568,004. Ms. DeVard did not receive PSUs in fiscal year 2014.

Amounts in columns (e) and (f) for fiscal year 2014 for Mr. Geltzeiler include, in addition to the value of awards granted with respect to our annual long-term incentive plan, the value of awards representing grants of RSUs and stock options with respect to a sign-on equity award. The value of these sign-on grants included in columns (e) and (f) are $497,313 and $611,955, respectively.

Amounts in column (e) for fiscal year 2012 include the incremental fair value associated with the shortening of the performance period for outstanding PSUs. The shortening of the performance period was associated with ADT’s separation from Tyco. Amounts in column (f) for fiscal year 2012 include the incremental fair value associated with the conversion of outstanding Tyco stock options into stock options of ADT. On July 12, 2012, in connection with the separation, the Tyco Board of Directors approved the conversion of all outstanding Tyco PSUs into RSUs based on performance achieved through June 29, 2012. On August 2, 2012, the Tyco Compensation Committee approved the conversion ratio based on its review and certification of performance results. On October 12, 2011 the Tyco Compensation Committee approved the methodology that would apply to convert outstanding Tyco equity awards upon completion of the separation into post-separation equity awards of ADT, or split into equity awards of Tyco, ADT and Pentair Ltd., in order to preserve intrinsic value.
(5)

Non-Equity Incentive Plan Compensation: The amounts reported in column (g) for each NEO reflect annual cash incentive compensation for the applicable fiscal year. Annual incentive compensation for fiscal year 2014 is discussed in further detail above under the heading “Annual Incentive Compensation.” Amounts for fiscal year 2012 were earned pursuant to incentive plans designed and administered by Tyco.

(6)

All Other Compensation: The amounts reported in column (i) for fiscal years 2014 and 2013 represent the Company’s contributions to the 401(k) Retirement Savings and Investment Plan and Supplemental Savings and Retirement Plan, taxable relocation benefits and associated tax gross-ups, and the value of the executive physical, as applicable. The amounts reported for fiscal year 2012 were paid and/or earned with respect to similar programs administered by Tyco, as well as to cash perquisites and to insurance premiums paid by Tyco for the benefit of the officer (and, in some cases, the officer’s spouse). Details with respect to the amounts in this column are set forth below, in the All Other Compensation table.

The ADT Corporation	2015 Proxy Statement 35

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Summary Compensation Table – All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

			Supplemental Executive Insurance Benefits
Named Executive	Fiscal Year	Cash Perquisite (a)	Variable Universal Life (b)	Supplemental Disability (b)	Long-Term Care (b)	Tax Gross- Ups (c)	Retirement Plan Contributions (d)	Miscellaneous (e)	Total All Other Compensation
Naren Gursahaney	2014	—	—	—	—	—	68,400	2,000	70,400
	2013	—	—	—	—	52,165	53,607	161,514	267,286
	2012	15,250	10,109	15,008	19,274	—	70,225	23,091	152,957
Michael Geltzeiler	2014	—	—	—	—	20,391	17,972	63,694	102,057
Alan Ferber	2014	—	—	—	—	—	20,873	2,102	22,975
	2013	—	—	—	—	5,699	7,500	34,644	47,843
N. David Bleisch	2014	—	—	—	—	75,140	29,415	232,976	337,531
	2013	—	—	—	—	4,993	24,868	96,543	126,404
	2012	—	—	—	—	2,602	24,327	7,987	34,916
Jerri DeVard	2014	—	—	—	—	18,189	6,458	65,905	90,552
(a)

Cash Perquisites under Tyco programs reflect an annual cash perquisite payment equal to the lesser of 10% of the executive’s base salary and $70,000. Payments were made quarterly and were adjusted to reflect changes in salary. This benefit was discontinued by Tyco as of January 1, 2012.

(b)

Supplemental Executive Insurance Benefits reflect premiums paid by Tyco for insurance benefits for the executive and, in the case of long-term care, for the executive’s spouse as well. These benefits were provided to certain executives of Tyco upon the approval of the Tyco Compensation Committee. Mr. Gursahaney was the only one of our NEOs who received these benefits in his role as an executive of Tyco. ADT discontinued this benefit for Mr. Gursahaney as of November 30, 2012.

(c)

The amounts shown in this column as tax gross-up payments for Messrs. Gursahaney, Geltzeiler, Ferber and Bleisch and Ms. DeVard represent tax gross-up payments made with respect to taxable relocation expenses.

(d)

For fiscal years 2014 and 2013, amounts represent matching contributions made by the Company on behalf of each executive to its tax-qualified 401(k) Retirement Savings and Investment Plan and to its non-qualified Supplemental Savings and Retirement Plan. Amounts for fiscal year 2012 represent contributions made by Tyco to similar plans it administered.

(e)

Miscellaneous compensation in fiscal year 2014 includes the value of taxable relocation benefits for Messrs. Geltzeiler, Ferber and Bleisch and Ms. DeVard (totaling $63,244; $2,102; $232,976; and $65,905, respectively), as well as the value of an executive physical for Messrs. Gursahaney and Geltzeiler. In fiscal year 2013, miscellaneous compensation for Messrs. Gursahaney, Ferber and Bleisch includes the value of taxable relocation benefits, as well as the value of an executive physical for Mr. Bleisch. Amounts for fiscal year 2012 include matching charitable contributions Tyco made on behalf of Mr. Gursahaney, as well as the value of taxable relocation benefits for Messrs. Gursahaney and Bleisch.

36	The ADT Corporation	2015 Proxy Statement

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Grants of Plan Based Awards Table

The following table summarizes the number of RSUs and Stock Options granted to our NEOs in fiscal year 2014 pursuant to The ADT 2012 Stock and Incentive Plan (the “SIP”), as well as the grant date fair value of these awards. The table also summarizes the range of potential payouts for the NEOs under the Officer Short-Term Bonus Plan and the Performance Share Unit Awards granted under the SIP. Actual bonus awards under the Officer Short-Term Bonus Plan are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Awards.” All numbers have been rounded to the nearest whole dollar, share or unit, with the exception of the exercise price of Stock Option awards.

			Board or Committee Approval Date (c)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/Sh) (l)	Grant Date Fair Value of Stock and Option Awards (3) ($) (m)
Name (a)	Award Type	Grant Date (b)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Naren Gursahaney	Performance Bonus	12/09/2013	12/09/2013	450,000	900,000	1,800,000
	Performance Share Unit (4)(5)	11/22/2013	11/22/2013				10,650	21,300	42,600				$845,397
	Performance Share Unit (4)(6)	11/22/2013	11/22/2013				8,520	21,300	42,600				$933,792
	Restricted Stock Unit (4)	11/22/2013	11/22/2013							21,300			$937,413
	Stock Option (4)	11/22/2013	11/22/2013								76,000	$44.01	$1,148,360
Michael Geltzeiler	Performance Bonus	12/09/2013	12/09/2013	375,000	750,000	1,500,000
	Performance Share Unit (4)(5)	11/22/2013	11/22/2013				5,325	10,650	21,300				$422,699
	Performance Share Unit (4)(6)	11/22/2013	11/22/2013				4,260	10,650	21,300				$466,896
	Restricted Stock Unit (4)	11/22/2013	11/22/2013							10,600			$466,506
	Restricted Stock Unit (7)	11/22/2013	11/22/2013							11,300			$497,313
	Stock Option (4)	11/22/2013	11/22/2013								38,000	44.01	$574,180
	Stock Option (7)	11/22/2013	11/22/2013								40,500	44.01	$611,955
Alan Ferber	Performance Bonus	12/09/2013	12/09/2013	175,000	350,000	700,000
	Performance Share Unit (4)(5)	11/22/2013	11/22/2013				2,825	5,650	11,300				$224,249
	Performance Share Unit (4)(6)	11/22/2013	11/22/2013				2,260	5,650	11,300				$247,696
	Restricted Stock Unit (4)	11/22/2013	11/22/2013							5,600			$246,456
	Stock Option (4)	11/22/2013	11/22/2013								20,200	44.01	$305,222
N David. Bleisch	Performance Bonus	12/09/2013	12/09/2013	148,750	297,500	595,000
	Performance Share Unit (4)(5)	11/22/2013	11/22/2013				1,700	3,400	6,800				$134,946
	Performance Share Unit (4)(6)	11/22/2013	11/22/2013				1,360	3,400	6,800				$149,056
	Restricted Stock Unit (4)	11/22/2013	11/22/2013							3,400			$149,634
	Restricted Stock Unit (8)	12/09/2013	12/09/2013							3,700			$146,853
	Stock Option (4)	11/22/2013	11/22/2013								12,100	44.01	$182,831
Jerri DeVard	Performance Bonus	03/31/2014	03/31/2014	175,000	350,000	700,000
	Restricted Stock Unit (7)	05/07/2014	05/07/2014							5,500			$172,315
	Restricted Stock Unit (7)	05/07/2014	05/07/2014							11,100			$347,763
	Stock Option (7)	05/07/2014	05/07/2014								49,800	$31.33	$493,518
	Stock Option (7)	05/07/2014	05/07/2014								17,400	$31.33	$172,434

The ADT Corporation	2015 Proxy Statement 37

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

(1)

Amounts reported in columns (d) through (f) represent potential annual performance bonuses that the named executive officers could have earned under the Company’s Officer Short-Term Bonus Plan for fiscal year 2014. The range of potential payouts is based upon the Guideline Formula the Compensation Committee uses to exercise its available “negative discretion” under the plan. The Compensation Committee established a maximum payout of 200% of target. Threshold amounts assume minimum performance levels are achieved with respect to each performance measure. For Ms. DeVard, amounts represent the annualized threshold, target and maximum, although her actual bonus opportunity was pro-rated based upon her hire date as discussed above.

(2)

Amounts in (g) through (i) represent potential share payouts with respect to PSU awards that were made in connection with the fiscal year 2014 long-term incentive grant. PSU awards will vest at the end of the three-year performance period, based upon the Company’s performance against its Steady State Free Cash Flow Growth and Relative Total Shareholder Return targets. The threshold amounts shown above reflect the number of shares which would be delivered assuming that threshold attainment was met for the performance metrics. The maximum amounts shown assume maximum attainment against performance metrics. PSUs accrue dividend equivalent units, but these equivalents are ultimately delivered to the recipient only to the extent that the underlying awards vest based upon performance.

(3)

Amounts in column (m) show the grant date fair value of the Stock Option, RSU and PSU awards granted to the NEOs. These amounts represent the fair value of the entire amount of the award calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For grants of Stock Options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s common stock on the date of grant. For grants of PSUs, fair value is based on a model that considers the closing price of the Company’s common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance. However, the actual number of shares that will be delivered with respect to the PSUs will be determined based on performance through the end of the three-year performance period.

(4)	Amounts represent grants of PSUs, RSUs and/or Stock Options with respect to our annual long-term incentive plan.
(5)	PSUs which vest subject to the Company’s SSFCF performance relative to target.
(6)	PSUs which vest subject to the Company’s TSR performance relative to target.
(7)	Amounts represent grants of RSUs and Stock Options with respect to sign-on equity awards for Mr. Geltzeiler and Ms. DeVard.
(8)	Amount represents one-time grant of RSUs for Mr. Bleisch to recognize his extraordinary efforts in supporting our special governance needs in fiscal years 2013 and 2014.

The Company made its annual grant of equity for fiscal year 2014 in November 2013. The annual award for each of our NEOs (excluding Ms. DeVard, whose grant of equity was not made as part of the annual grant process) consisted of a mix of PSUs, RSUs and Stock Options. For Stock Options (including those granted to Ms. DeVard), the exercise price equals the closing price of the Company’s common stock on the date of grant. Stock Options granted as part of the annual award process generally vest in equal installments over a period of four years. Each option holder has 10 years to exercise his or her Stock Option from the date of grant, unless forfeited earlier. PSUs generally vest at the end of a three-year performance cycle, with the number of shares delivered dependent on the achievement of applicable performance criteria. Anywhere between zero and 200% of the target number shares may be delivered based on performance. PSUs generally accrue dividend equivalent units, which are subject to the same performance conditions applicable to the underlying award, but do not carry voting rights. RSUs granted as part of the annual award process generally vest in equal installments over four years, accrue dividend equivalent units subject to the same vesting restrictions as the underlying award, and do not carry voting rights.

38	The ADT Corporation	2015 Proxy Statement

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding Stock Option awards classified as exercisable and unexercisable and the number and value of any unvested or unearned equity awards outstanding as of September 26, 2014 for each of the NEOs. The value of any unvested or unearned equity awards outstanding is calculated based on a market value of $35.61, which was the NYSE closing price per share of the Company’s common stock on September 26, 2014.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) UnExercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Naren	13,138	—	$36.4222	3/9/2015	51,115	$1,820,205	82,706	$2,945,161
Gursahaney	39,309	—	$29.5082	11/21/2015
	14,741	—	$31.1718	1/11/2016
	137,587	—	$30.8309	11/20/2016
	110,850	—	$34.1771	7/2/2017
	54,644	—	$28.4959	8/17/2018
	201,873	—	$18.5745	10/6/2018
	148,633	—	$21.6169	9/30/2019
	92,973	30,992	$23.8843	10/11/2020
	52,146	52,147	$28.3870	10/11/2021
	32,850	98,550	$45.9000	11/29/2022
	21,900	43,800	$45.9000	11/29/2022
	—	76,000	$44.0100	11/21/2023
Michael	—	38,000	$44.0100	11/21/2023	22,293	$793,854	21,682	$772,096
Geltzeiler	—	40,500	$44.0100	11/21/2023
Alan Ferber	9,675	29,025	$44.4700	5/7/2023	14,318	$509,864	11,502	$409,586
	—	20,200	$44.0100	11/21/2023
N David.	11,792	—	$31.3397	6/19/2015	14,678	$522,684	11,362	$404,601
Bleisch	8,352	—	$29.5082	11/21/2015
	10,515	—	$30.8309	11/20/2016
	11,491	—	$34.1771	7/2/2017
	14,410	—	$18.5745	10/6/2018
	10,523	—	$21.6169	9/30/2019
	15,350	5,118	$23.8843	10/11/2020
	9,039	9,040	$28.3870	10/11/2021
	3,100	6,200	$45.9000	11/29/2022
	3,750	11,250	$45.9000	11/29/2022
	—	12,100	$44.0100	11/21/2023
Jerri DeVard	—	49,800	$31.3300	5/6/2024	16,688	$594,260	—	—
	—	17,400	$31.3300	5/6/2024
(1)

Stock Options granted to the NEOs generally vest and become exercisable one-fourth per year on each anniversary of the grant date, with the exception of certain one-time or sign-on grants. Stock Options granted to the NEOs expire on the day prior to the tenth anniversary of the grant date.

(2)	The amounts shown in this column represent unvested awards of RSUs. Amounts include outstanding dividend equivalent units associated with the underlying RSU awards.
(3)

The amounts in these columns represent the market value of the unvested RSU and PSU awards calculated using a price of $35.61, which was the closing price of the Company’s Common Stock on the NYSE on September 26, 2014.

(4)

The amounts shown in this column represent outstanding and unvested awards of PSUs. The number of PSUs is based on the number granted (target amount) and includes outstanding dividend equivalent units associated with the underlying award. Dividend equivalent units will vest only to the extent the underlying awards vest based upon the Company’s performance against its performance targets. The three-year performance period for the fiscal year 2014 grant ends on the last day of fiscal year 2016. The three-year performance period for the fiscal year 2013 grant ends on the last day of fiscal year 2015.

The ADT Corporation	2015 Proxy Statement 39

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Vesting dates for each outstanding stock option award, as of September 26, 2014, for the NEOs are as follows:

		Number of Shares Underlying Vesting Awards
Year	Exercise Price	Naren Gursahaney	Michael Geltzeiler	Alan Ferber	N. David Bleisch	Jerri DeVard
2014
10/12/2014	$23.8843	30,992	—	—	5,118	—
10/12/2014	$28.3870	26,073	—	—	4,520	—
11/22/2014	$44.0100	19,000	23,000	5,050	3,025	—
11/30/2014	$45.9000	54,750	—	—	6,850	—
2015
5/7/2015	$31.3300	—	—	—	—	20,950
5/8/2015	$44.4700	—	—	9,675	—	—
10/12/2015	$28.3870	26,074	—	—	4,520	—
11/22/2015	$44.0100	19,000	23,000	5,050	3,025	—
11/30/2015	$45.9000	54,750	—	—	6,850	—
2016
5/7/2016	$31.3300	—	—	—	—	20,950
5/8/2016	$44.4700	—	—	9,675	—	—
11/22/2016	$44.0100	19,000	23,000	5,050	3,025	—
11/30/2016	$45.9000	32,850	—	—	3,750	—
2017
5/7/2017	$31.3300	—	—	—	—	20,950
5/8/2017	$44.4700	—	—	9,675	—	—
11/22/2017	$44.0100	19,000	9,500	5,050	3,025	—
2018
5/7/2018	$31.3300	—	—	—	—	4,350

40	The ADT Corporation	2015 Proxy Statement

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Vesting dates for each outstanding RSU award, including outstanding dividend equivalent units, as of September 26, 2014, for the NEOs are as follows:

	Number of Shares Underlying Vesting Awards
Year	Naren Gursahaney	Michael Geltzeiler	Alan Ferber	N. David Bleisch	Jerri DeVard
2014
10/12/2014	5,137	—	—	1,757	—
11/22/2014	5,421	2,698	1,425	866	—
11/30/2014	980	—	—	542	—
12/9/2014	—	—	—	1,883	—
2015
5/7/2015	—	—	—	—	1,383
5/8/2015	—	—	2,873	—	—
10/12/2015	3,697	—	—	1,281	—
11/22/2015	5,421	2,697	1,425	865	—
11/30/2015	19,618	—	—	3,330	—
12/9/2015	—	—	—	1,883	—
2016
5/7/2016	—	—	—	—	1,382
5/8/2016	—	—	2,873	—	—
11/22/2016	5,421	14,201	1,425	865	—
11/30/2016	—	—	—	541	—
2017
5/7/2017	—	—	—	—	12,541
5/8/2017	—	—	2,872	—	—
11/22/2017	5,420	2,697	1,425	865	—
2018
5/7/2018	—	—	—	—	1,382

Vesting dates for each outstanding PSU award, including outstanding dividend equivalent units, as of September 26, 2014, for the NEOs are as follows:

	Number of Shares Underlying Vesting Awards
Year	Naren Gursahaney	Michael Geltzeiler	Alan Ferber	N. David Bleisch	Jerri DeVard
2015
11/30/2015	39,340	—	—	4,440	—
2016
11/22/2016	43,366	21,682	11,502	6,922	—

The ADT Corporation	2015 Proxy Statement 41

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

Option Exercises and Stock Vested Table

The following table sets forth information regarding option awards exercised and stock awards vested during fiscal year 2014 for the NEOs. Values have been rounded to the nearest dollar, where applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Naren Gursahaney	18,000	$787,500	67,282	$2,429,890
Michael Geltzeiler	—	—	—	—
Alan Ferber	—	—	2,835	$89,614
N. David Bleisch	—	—	13,084	$476,206
Jerri DeVard	—	—	—	—
(1)

The amounts in this column reflect the value realized upon the exercise of vested stock options. The value realized is the difference between the sale price of the shares acquired via the exercise of the options and the exercise price of the options.

(2)	The amounts shown in this column reflect the value of stock awards that vested based on the NYSE closing price per share of the Company’s Common Stock on the date of vesting.

Non-Qualified Deferred Compensation Table

The following table presents information related to the non-qualified deferred compensation accounts of each of our NEOs as of September 26, 2014.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)

Naren Gursahaney	36,002	59,025	517,893	—	5,779,880

Michael Geltzeiler	—	—	—	—	—

Alan Ferber	17,917	8,246	503	—	26,666

N. David Bleisch	3,063	16,895	14,847	(9,891)	166,275

Jerri DeVard	—	—	—	—	—
(1)

The amounts in columns (b) and (c) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan. All of the amounts in column (c) are included in the Summary Compensation Table under the column heading “All Other Compensation.” Under the terms of the SSRP, an eligible executive may elect to defer up to 50% of his or her base salary and up to 100% of his or her performance bonus.

(2)	The amounts in this column include earnings (or losses) on the NEO’s notional account in the SSRP.

Potential Payments Upon Termination or Change in Control

Our NEOs are eligible for certain payments and benefits upon a termination of employment under either the Severance Plan or the CIC Severance Plan, depending on the circumstances of their termination.

Severance Plan. Our NEOs would receive benefits under the Severance Plan upon an involuntary termination of employment other than for Cause, permanent disability, or death. Upon such termination, an NEO would be entitled to the following:

•	A payment equal to one and a half times his or her base salary and one and a half times his or her target annual bonus (two times base salary and two times target annual bonus for Mr. Gursahaney).

•

Continued participation in the Company’s medical, dental and health care reimbursement account coverage for 12 months following termination of employment (or until the NEO commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to the NEO’s payment of the employee portion of such coverage.

•

To the extent the NEO has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the 12-month period following termination of employment, a cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period up to 12 months.

•

At the Company’s discretion and subject to the Officer Bonus Plan, a pro-rata bonus for the year of termination based on the actual performance of the Company and paid when bonuses are paid to other participants in the plan.

•	At the Company’s discretion, outplacement services for a period not to exceed 12 months.

Each NEO must execute a general release of claims in favor of the Company in order to receive these benefits. Following termination,

42	The ADT Corporation	2015 Proxy Statement

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

each NEO is prohibited from soliciting customers and employees for a period of two years, and is prohibited from competing with the Company for a period of one year.

CIC Severance Plan. In connection with a Change in Control, our NEOs would receive benefits under the CIC Severance Plan only if they had a qualifying termination of employment (an involuntary termination of employment other than for Cause, permanent disability or death, or a Good Reason Resignation, within the period beginning 60 days prior to, and ending 24 months following, a Change in Control). Upon such termination, an NEO would be entitled to the following:

•	A payment equal to two times his or her base salary and two times his or her target annual bonus.

•

Continued participation in the Company’s medical, dental and health care reimbursement account coverage for 12 months following termination of employment (or until the NEO commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to the NEO’s payment of the employee portion of such coverage.

•

To the extent the NEO has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the 12-month period following termination of employment, a cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of 12 months.

•	A pro-rata bonus for the year of termination based on the target bonus for the year of termination.

•	Payment of the cost of outplacement services for 12 months following the termination of employment.

Each NEO must execute a general release of claims in favor of the Company in order to receive these benefits. The Company will not reimburse an NEO with respect to any excise tax triggered by Section 280G or 4999 of the Code, but any Change in Control payments will be capped at three times the NEO’s “base amount” under Section 280G of the Code if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

Equity Awards. In addition, the individual award agreements for the outstanding equity awards provide for special treatment upon termination of employment, including termination of employment during the two-year period following a Change in Control.

•

Awards Granted Prior to October 12, 2011. Other than in the case of a Change in Control, if an NEO is terminated without Cause, the NEO will continue to vest in unvested Stock Options for a period of one year from the date of termination. All other unvested Stock Options and all unvested RSUs and PSUs will be forfeited unless the NEO is retirement eligible, in which case all or a portion of the RSUs or Stock Options will vest and all or a portion of the PSUs will remain subject to the performance criteria and may vest upon the achievement of such performance criteria. With respect to Stock Options, the NEO will have 12 months following termination to exercise (or, for NEOs that are retirement eligible, 36 months), subject to the original term of the stock option.

•

Awards Granted On and After October 12, 2011. Other than in the case of a Change in Control, if an NEO is terminated without Cause, the portion of Stock Options which would have vested within one year from the date of termination will immediately vest upon termination. All other unvested Stock Options and all unvested RSUs and PSUs will be forfeited unless the NEO is retirement eligible, in which case the RSUs or Stock Options will vest pro rata based on the number of full months of service completed from the date of grant through the termination date, and all or a portion of the PSUs will remain subject to the performance criteria and may vest upon the achievement of such performance criteria. With respect to Stock Options, the NEO will have 12 months following termination to exercise (or, for NEOs that are retirement eligible, 36 months), subject to the original term of the stock option.

•

Change in Control. During the two year period following a Change in Control, if the NEO is terminated without Cause or has a Good Reason Resignation, all outstanding Stock Options and RSUs vest in full and all outstanding PSUs vest at the target level. Stock Options remain exercisable until the earlier of (i) the expiration of the remainder of their term and (ii) up to three years following the termination date.

The ADT Corporation	2015 Proxy Statement 43

FISCAL YEAR 2014 NEO COMPENSATION—CONTINUED

The following table summarizes the severance benefits that would have been payable to each of our NEOs upon termination of employment or upon a qualifying termination in connection with a change in control, assuming that the triggering event or events occurred on September 26, 2014. Equity award amounts are calculated using a price of $35.61, which was the closing price of the Company’s common stock on the NYSE on September 26, 2014.

	Change in Control		Other Termination
Name/Form of Compensation	Without Qualified Termination ($)	With Qualified Termination ($)	With Cause ($)	Without Cause ($)	Resignation/ Retirement ($)	Death or Disability ($)
Naren Gursahaney
Cash Severance	—	3,600,000	—	3,600,000	—	—
Benefit Continuation & Outplacement	—	21,199	—	21,199	—	—
Accelerated Vesting of Equity Awards	—	5,505,426	—	551,728	—	5,505,426
Total	—	9,126,625	—	4,172,927	—	5,505,426
Michael Geltzeiler
Cash Severance	—	3,000,000	—	2,250,000	—	—
Benefit Continuation & Outplacement	—	16,619	—	16,619	—	—
Accelerated Vesting of Equity Awards	—	1,565,950	—	—	—	1,565,950
Total	—	4,582,569	—	2,266,619	—	1,565,950
Alan Ferber
Cash Severance	—	1,700,000	—	1,275,000	—	—
Benefit Continuation & Outplacement	—	29,085	—	29,085	—	—
Accelerated Vesting of Equity Awards	—	919,450	—	—	—	919,450
Total	—	2,648,536	—	1,304,085	—	919,450
N. David Bleisch
Cash Severance	—	1,445,000	—	1,083,750	—	—
Benefit Continuation & Outplacement	—	21,199	—	21,199	—	—
Accelerated Vesting of Equity Awards	—	1,052,592	—	92,660	—	1,052,592
Total	—	2,518,791	—	1,197,609	—	1,052,592
Jerri DeVard
Cash Severance	—	1,700,000	—	1,275,000	—	—
Benefit Continuation & Outplacement	—	29,085	—	29,085	—	—
Accelerated Vesting of Equity Awards	—	881,876	—	89,666	—	881,876
Total	—	2,610,961	—	1,393,751	—	881,876

44	The ADT Corporation	2015 Proxy Statement

PROXY STATEMENT

COMPENSATION OF NON-MANAGEMENT DIRECTORS

COMPENSATION OF NON-MANAGEMENT DIRECTORS

Compensation for our non-management directors consists of an annual cash retainer in the amount of $80,000 per year, paid on a quarterly basis, and an annual equity award of RSUs with a grant date fair value of approximately $120,000 and a one-year vesting term. In addition, the non-executive chairman of our Board of Directors receives an additional cash retainer in the amount of $150,000 per year, paid quarterly. The chair of the Audit Committee, beginning effective the third quarter of fiscal 2014, receives an additional cash retainer in the amount of $25,000 per year, paid quarterly. Prior to the third quarter of fiscal year 2014, the additional annual cash retainer for the chair of the Audit Committee was $20,000. The chair of the Compensation Committee receives an additional cash retainer in the amount of $20,000 per year and the chair of the Nominating and Governance Committee receives an additional cash retainer in the amount of $15,000 per year, each of which is paid on a quarterly basis.

The following table sets forth information concerning the fiscal year 2014 compensation paid to our non-management directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Thomas Colligan	102,500	120,006	—	222,506
Timothy Donahue	90,879	120,006	697	211,582
Richard Daly (3)	64,863	140,008	—	204,871
Robert Dutkowsky	80,000	120,006	536	200,542
Bruce Gordon	245,000	120,006	—	365,006
Bridgette Heller	80,000	120,006	33	200,039
Kathleen Hyle	87,500	120,006	360	207,866
Keith Meister (4)	12,967	—	—	12,967
Dinesh Paliwal (5)	45,604	—	626	46,230
(1)

This column reflects the fair value of the awards granted to our non-management directors calculated in accordance with ASC Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s common stock on the date of grant. RSUs granted to board members generally vest and the underlying units are converted to shares and delivered to board members on the first anniversary of the grant date. The value of dividend equivalent units granted in connection with dividends paid on the Company’s common stock during fiscal year 2014 are excluded.

(2)	This column reflects the value of the discount on security monitoring services provided by the Company, as well as the value of system installation, where applicable.
(3)

The value of stock awards includes, in addition to the annual grant awarded to all directors in conjunction with the Company’s Annual Meeting on March 13, 2014, the value of a “stub grant” made to Mr. Daly. This stub grant represented a pro-rated grant covering the period from the date of his appointment to the Board of Directors (January 9, 2014) until the 2014 Annual Meeting.

(4)	Mr. Meister resigned from the Board of Directors on November 24, 2013.
(5)	Mr. Paliwal elected not to stand for reelection at the Company’s March 13, 2014 Annual Meeting, resigning from the Board of Directors on that date.

The ADT Corporation	2015 Proxy Statement 45

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees ADT’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets separately with management, the senior internal auditor, the independent auditors and the Chief Legal Officer. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website at www.adt.com. The charter, among other things, provides that the Audit Committee has direct responsibility to appoint, compensate, oversee, evaluate, and recommend termination when appropriate, the independent auditor. In this context, the Audit Committee:

•	reviewed and discussed the audited financial statements in ADT’s annual report on Form 10-K with management;

•

reviewed with Deloitte & Touche LLP, ADT’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of ADT’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence;

•

discussed with Deloitte & Touche LLP its independence from management and ADT and considered whether Deloitte & Touche LLP could also provide non-audit services without compromising the firm’s independence;

•

discussed with Deloitte & Touche LLP the matters required to be discussed by statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

discussed with ADT’s internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of ADT’s internal controls and the overall quality of ADT’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 26, 2014 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Thomas Colligan, Chair

Bridgette Heller

Kathleen Hyle

46	The ADT Corporation	2015 Proxy Statement

PROPOSAL NUMBER TWO

PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, oversight and evaluation of performance of the work of our independent registered public accounting firm. On January 8, 2015, the Audit Committee appointed the firm of Deloitte & Touche LLP (“D&T”), as the Company’s independent registered public accounting firm to audit ADT’s financial statements for the fiscal year ending September 25, 2015. The Audit Committee and the Board of Directors recommend that stockholders ratify the appointment of D&T as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 25, 2015. Stockholder approval of the appointment of D&T is not required, but the Audit Committee and the Board of Directors are submitting the selection of D&T for ratification to obtain our stockholders’ views. In the event the stockholders do not ratify the appointment of D&T as the independent auditors to audit our financial statements for fiscal year 2015, the Audit Committee and the Board of Directors will consider the voting results and evaluate whether to select a different independent auditor.

Representatives of D&T will attend the Annual Meeting and will be available to respond to appropriate questions. Although D&T has indicated that no statement will be made, an opportunity for a statement will be provided.

Set forth below are the aggregate audit and non-audit fees billed to the Company by D&T for fiscal years 2013 and 2014:

Audit and Non-Audit Fees

	2013	2014
Audit Fees	$2,837,000	$2,687,850
Audit-Related Fees	121,778	40,800
Tax Fees	499,545	128,945
All Other Fees	2,200	2,000
Total:	3,460,523	2,859,595

Audit Fees: These amounts represent fees of D&T for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with regulatory filings and similar engagements for the fiscal year.

Audit-Related Fees: Audit-related fees consist of fees billed for services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements, including the audits of employee benefit plans.

Tax Fees: Tax fees consist of fees billed for professional services performed by D&T with respect to tax compliance and tax planning and advice for US and Canadian operations.

All Other Fees: All Other Fees consist of permitted services other than those that meet the criteria above and relate to accounting research subscriptions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired.

Under the policy, the Audit Committee annually pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

The Audit Committee considered whether providing the non-audit services shown in the table above was compatible with maintaining D&T’s independence and concluded that it was.

The Audit Committee and the Board of Directors unanimously recommend that stockholders vote FOR the ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for fiscal year 2015.

The ADT Corporation	2015 Proxy Statement 47

PROPOSAL NUMBER THREE

PROPOSAL NUMBER THREE—NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We request our stockholders’ non-binding advisory vote on the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the section of this Proxy Statement under “Compensation of Executive Officers” on pages 23 to 44.

The Company currently intends to hold such votes annually. The next such vote will be held at the Company’s 2016 Annual Meeting of Stockholders.

In considering their vote, stockholders should review with care that our compensation objectives, policies, practices and programs are designed to attract and retain the talent needed to align with the strategic mission of ADT and to drive financial performance and incentivize execution of our business strategy. Our compensation programs and practices are intended to reward our named executive officers for their performance in implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning our named executive officers’ interests with the interests of our stockholders.

We are seeking our stockholders’ support for our executive officer compensation as detailed in this Proxy Statement. This proposal conforms to SEC requirements and seeks our stockholders’ views on our executive compensation, compensation philosophy, pay principles and pay practices as described in this Proxy Statement. The advisory vote is non-binding and it will not be binding on the Board of Directors or obligate it to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions for executive officers.

The Board of Directors unanimously recommends that stockholders support this proposal and vote FOR the following resolution:

“RESOLVED, that the compensation paid to The ADT Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

48	The ADT Corporation	2015 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Registered and Principal Executive Offices

The registered and principal executive offices of The ADT Corporation are located at 1501 Yamato Road, Boca Raton, Florida 33431 and its telephone number is (561) 988-3600.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the proxy materials by writing to: Broadridge, Attention Householding Dept., 51 Mercedes Way, Edgewood, NY 11711 or by calling 1-800-542-1061.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES AND SELECTED DEFINITIONS

Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA Margin, EBITDA (pre-SAC), and steady-state free cash flow (SSFCF), in each case before special items, are non-GAAP measures that may be used from time to time and should not be considered replacements for GAAP results.

EBITDA is a useful measure of the Company’s success in acquiring, retaining and servicing our customer base and ability to generate and grow recurring revenue while providing a high level of customer service in a cost-effective manner. The difference between Net Income (the most comparable GAAP measure) and EBITDA (the non-GAAP measure) is the exclusion of interest expense, the provision for income taxes, depreciation and amortization expense. Excluding these items eliminates the impact of expenses associated with our capitalization and tax structure as well as the impact of non-cash charges related to capital investments.

EBITDA (pre-SAC) is a useful measure of the Company’s success in retaining and servicing our customer base while providing a high level of customer service in a cost-effective manner. The difference between Net Income (the most comparable GAAP measure) and EBITDA (pre-SAC) (the non-GAAP measure) is the exclusion of interest expense, the provision for income taxes, depreciation expense, amortization expense, and subscriber acquisition related revenue and expenses. Excluding these items eliminates the impact of expenses associated with our capitalization and tax structure, the impact of non-cash charges related to capital investments and the impact of growing our subscriber base.

In addition, from time to time, the Company may present EBITDA and EBITDA (pre-SAC) before special items and, when appropriate, excluding the results of recent acquisitions, which are the respective measures adjusted to exclude the impact of the items highlighted below. These numbers provide information to investors regarding the impact of certain items management believes are useful to identify, as described below.

There are material limitations to using EBITDA and EBITDA (pre-SAC). EBITDA and EBITDA (pre-SAC) may not be comparable to similarly titled measures reported by other companies. Furthermore, EBITDA and EBITDA (pre-SAC) do not take into account certain significant items, including depreciation and amortization, interest expense and tax expense, which directly affect our net income. Additionally, EBITDA (pre-SAC) does not take into account expenses related to acquiring new customers. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering EBITDA and EBITDA (pre-SAC) in conjunction with net income as calculated in accordance with GAAP. The EBITDA and EBITDA (pre-SAC) discussion above is also applicable to the respective margin measures.

SSFCF is a useful measure of pre-levered cash that is generated by the Company after the cost of replacing recurring revenue lost to attrition, but before the cost of new subscribers that drive recurring revenue growth. The difference between Net Income (the most comparable GAAP measure) and SSFCF (the non-GAAP measure) consists of the factors discussed above regarding EBITDA (pre-SAC), on a quarter-to-date basis. EBITDA (pre-SAC) is then annualized and adjusted for additional factors, described in the reconciliation below, required to maintain the steady-state. Certain components of these inputs are determined using trailing twelve month information or information from the most recent quarter.

In addition, from time to time, the Company may present SSFCF before special items, and when appropriate, excluding the results of recent acquisitions, which is SSFCF adjusted to exclude the impact of the items highlighted below. These numbers provide information to investors regarding the impact of certain items management believes are useful to identify, as described below.

The ADT Corporation	2015 Proxy Statement 49

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES AND SELECTED DEFINITIONS—CONTINUED

The limitation associated with using SSFCF is that it adjusts for certain items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash available than the most comparable GAAP measure. This limitation is best addressed by using SSFCF in combination with other GAAP financial measures.

SSFCF as presented herein may not be comparable to similarly titled measures reported by other companies. This measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the Company’s financial statements as filed with the SEC, as well as the accompanying reconciliations below that show the elements of the measure.

The Company has presented its EBITDA, EBITDA Margin, EBITDA (pre-SAC), SSFCF and other measures (such as recurring revenue) before special items and, when appropriate, excluding the results of recent acquisitions. Special items include charges and gains related to acquisitions, restructurings, impairments, and other income or charges that may mask the underlying operating results and/or business trends of the Company. The Company utilizes these measures to assess overall operating performance, as well as to provide insight to management in evaluating overall operating plan execution and underlying market conditions. These measures may be used as components in the Company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the Company’s underlying operating results and business trends between periods. The difference between the measures before and after special items and/or the results of recent acquisitions is the impact of those items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the Company’s reported operating income, operating margin, net income and EPS. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

50	The ADT Corporation	2015 Proxy Statement

GAAP TO NON-GAAP RECONCILIATIONS

THE ADT CORPORATION

GAAP to Non-GAAP Reconciliations

(Unaudited)

EBITDA Before Special Items and EBITDA (pre-SAC) Before Special Items

	For the Quarter Ended	For the Twelve Months Ended	For the Twelve Months Ended
($ in millions)	September 26, 2014	September 26, 2014	September 27, 2013
Net Income (GAAP)	$82	$304	$421
Interest expense, net	50	192	117
Income tax expense	27	128	221
Depreciation and intangible asset amortization	273	1,040	942
Amortization of deferred subscriber acquisition costs	33	131	123
Amortization of deferred subscriber acquisition revenue	(40)	(151)	(135)

EBITDA	$425	$1,644	$1,689
Restructuring and other, net	2	17	(1)
Acquisition and integration costs	4	7	2
Radio conversion costs	17	44	—
Non-recurring separation costs	7	17	23
Separation related other expense (income)(1)	3	38	(23)

EBITDA before special items	$458	$1,767	$1,690

EBITDA margin before special items	51.9%	51.8%	51.1%
Subscriber acquisition cost expenses net of related revenue	108

EBITDA before special items (pre-SAC)	566

Impact of Reliance Protection on EBITDA before special items (pre-SAC)	(15)

EBITDA before special items (pre-SAC), excluding Reliance Protection	$551

(1)	Relates to the 2012 Tax Sharing Agreement between Tyco, ADT and Pentair.

The ADT Corporation	2015 Proxy Statement 51

GAAP TO NON-GAAP RECONCILIATIONS—CONTINUED

(Unaudited)

SSFCF Before Special Items, excluding Reliance Protectron and Discretionary Adjustments

For the Quarter Ended
($ in millions)	September 26, 2014
Last quarter, annualized EBITDA before special items (pre-SAC), excluding Reliance Protectron	$2,204
SAC required to maintain recurring revenue(1)	(1,238)
Maintenance capital expenditures	(10)

SSFCF before special items, excluding Reliance Protectron	956

Discretionary adjustments	(8)

SSFCF before special items, excluding Reliance Protectron and discretionary adjustments	$948

(1)	SAC required to maintain recurring revenue excludes Reliance Protectron and is calculated as follows:

For the Quarter Ended
($ in millions)	September 26, 2014
Last quarter average recurring revenue under contract for the period	$264
Trailing twelve month disconnects net of price escalation(2)	14.7%
Last quarter gross recurring revenue creation multiple(3)	31.9

SAC required to maintain recurring revenue	$1,238

(2)	Average trailing twelve month recurring revenue disconnected net of price escalations. Disconnects account for dealer chargebacks.
(3)	Gross creation cost includes amount held back from dealers for chargebacks.

Recurring Revenue, excluding Reliance Protectron

	For the Twelve Months Ended	For the Twelve Months Ended
($ in millions)	September 26, 2014	September 27, 2013	Change
Recurring revenue, excluding Reliance Protectron	$3,124	$3,041	2.7%
Reliance Protectron recurring revenue	28	—	N/A
Other revenue	256	268	(4.5)%

Total revenue	$3,408	$3,309	3.0%

52	The ADT Corporation	2015 Proxy Statement

INCORPORATION BY REFERENCE

INCORPORATION BY REFERENCE

The Report of the Compensation Committee and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by ADT under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that ADT specifically incorporates such information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800 SEC-0330. You may also obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.adt.com. We make available free of charge through the Investor Relations tab of our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Board Governance Principles, Board committee charters, and the ADT Code of Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

By order of the Board of Directors,

N. David Bleisch

Senior Vice President, Chief Legal

Officer and Corporate Secretary

Boca Raton, Florida

January 23, 2015

The ADT Corporation	2015 Proxy Statement 53

THE ADT CORPORATION

1501 YAMATO ROAD

BOCA RATON, FL 33431

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 16, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 16, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80442-P58206	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    THE ADT CORPORATION

The Board of Directors recommends you vote FOR each of the following:
1. Election of Directors

Nominees:

To be elected for terms expiring in 2016.	For	Against	Abstain

1a. Thomas Colligan	☐	☐	☐

1b. Richard Daly	☐	☐	☐

1c. Timothy Donahue	☐	☐	☐

1d. Robert Dutkowsky	☐	☐	☐

1e. Bruce Gordon	☐	☐	☐

1f. Naren Gursahaney	☐	☐	☐

1g. Bridgette Heller	☐	☐	☐

1h. Kathleen Hyle	☐	☐	☐

1i. Christopher Hylen	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as ADT’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

3.	To approve, in a non-binding vote, the compensation of ADT’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Stockholders

The ADT Corporation

March 17, 2015

8:30 a.m., Eastern Time

Embassy Suites Boca Raton

661 NW 53rd Street

Boca Raton, Florida 33487

In order to assure that your votes are tabulated on time to be voted at the Annual Meeting, you must submit your proxy card or vote by phone or the Internet so that your votes are received by 11:59 p.m., Eastern Time on March 16, 2015.

This proxy card also serves as an admission ticket to our Annual Meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

To Be Held on March 17, 2015:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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M80443-P58206

THE ADT CORPORATION

Annual Meeting of Stockholders

March 17, 2015 8:30 a.m., Eastern Time

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ADT CORPORATION

The undersigned hereby appoints Michael S. Geltzeiler and N. David Bleisch, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of The ADT Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of The ADT Corporation to be held on March 17, 2015 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)